UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Tyson Foods, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Tyson Foods, Inc.

2200 Don Tyson Parkway

Springdale, Arkansas 72762-6999

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Tyson Foods, Inc. Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders (“Annual Meeting”) of Tyson Foods, Inc., a Delaware corporation (“Company”), will be held at the Holiday Inn Northwest Arkansas Convention Center, 1500 South 48th Street, Springdale, Arkansas, on Friday, February 5, 2010 at 10:00 a.m., Central time, for the following purposes:

1.	To elect the nine nominees named in the attached Proxy Statement to the Company’s Board of Directors;

2.	To reapprove the Annual Incentive Compensation Plan for Senior Executive Officers;

3.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending October 2, 2010;

4.	To consider and act upon the shareholder proposals described in the attached Proxy Statement if properly presented at the Annual Meeting; and

5.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on December 8, 2009, the record date for the Annual Meeting, will be entitled to attend or vote at the Annual Meeting and any adjournments or postponements thereof. If you plan to attend the Annual Meeting, an admission ticket is required and can be obtained by contacting Tyson Foods Investor Relations via email at ir@tyson.com or by telephone at (479) 290-4524. The Annual Meeting will also be webcast live at 10:00 a.m., Central time, Friday, February 5, 2010 at http://ir.tyson.com.

This year we will be taking advantage of the rules of the Securities and Exchange Commission that allow us to furnish our proxy materials over the Internet. As a result, we are sending a Notice of Internet Availability of Proxy Materials to our shareholders rather than a full paper set of the proxy materials. This Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials on the Internet, as well as instructions on how shareholders may obtain a paper copy of the proxy materials. This process will substantially reduce the costs associated with printing and distributing our proxy materials.

To make it easier for you to vote, Internet and telephone voting are available. The instructions on the Notice of Internet Availability of Proxy Materials or your proxy card describe how to use these convenient services.

By Order of the Board of Directors

R. Read Hudson

Secretary

Springdale, Arkansas

December 22, 2009

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO VOTE AS SOON AS POSSIBLE BY INTERNET, TELEPHONE OR MAIL SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. THE GIVING OF A PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT YOU SHOULD ATTEND THE ANNUAL MEETING.

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on February 5, 2010. The Company’s Proxy Statement and Annual Report on Form 10-K for the fiscal year ended October 3, 2009 are also available at http://ir.tyson.com or http://www.proxyvote.com.

i

ii

Tyson Foods, Inc.

2200 Don Tyson Parkway

Springdale, Arkansas 72762-6999

PROXY STATEMENT

For

ANNUAL MEETING OF SHAREHOLDERS

To Be Held

February 5, 2010

SOLICITATION AND REVOCATION OF PROXY

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (“Board”) of Tyson Foods, Inc., a Delaware corporation (“Company”). It is for use only at the Annual Meeting of Shareholders (“Annual Meeting”) to be held at the Holiday Inn Northwest Arkansas Convention Center, 1500 South 48th Street, Springdale, Arkansas, on Friday, February 5, 2010 at 10:00 a.m., Central time, and any adjournments or postponements thereof.

Any shareholder executing a proxy retains the right to revoke it at any time prior to the final vote at the Annual Meeting. You may vote again on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, by re-voting by telephone in the same manner as your original telephone vote, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s corporate secretary at 2200 Don Tyson Parkway, Springdale, Arkansas 72762-6999 a written notice of revocation prior to the Annual Meeting.

As permitted by rules adopted by the Securities and Exchange Commission (“SEC”), the Company has elected to provide shareholders with access to our proxy materials over the Internet rather than providing them in paper form. Accordingly, the Company will send a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials via the Internet, rather than a printed copy of the proxy materials, to shareholders of record as of the close of business on December 8, 2009. We expect to send the Notice of Internet Availability of Proxy Materials to shareholders entitled to vote at the Annual Meeting on or about December 22, 2009. Shareholders may also obtain a copy of these proxy materials in printed form by following the procedures set forth in the Notice of Internet Availability of Proxy Materials.

INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

Why am I receiving these proxy materials?

The Company has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at the Annual Meeting, to be held at the Holiday Inn Northwest Arkansas Convention Center, 1500 South 48th Street, Springdale, Arkansas, on Friday, February 5, 2010 at 10:00 a.m., Central time. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

What items will be voted on at the Annual Meeting?

The following proposals will be presented for shareholder consideration and voting at the Annual Meeting:

•	To elect the nine nominees named in the Proxy Statement to the Company’s Board of Directors;

•	To reapprove the Annual Incentive Compensation Plan for Senior Executive Officers;

•	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending October 2, 2010;

•	To consider and act upon the three shareholders proposals described in the Proxy Statement, if properly presented at the Annual Meeting; and

•	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares FOR each of the nominees to the Board, FOR reapproval of the Annual Incentive Compensation Plan for Senior Executive Officers, FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accountant, and AGAINST each of the shareholder proposals.

What is included in these proxy materials?

These materials include:

•	This Proxy Statement for the Annual Meeting; and

•	The Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2009, as filed with the SEC on November 23, 2009 (“Annual Report”).

If you request printed versions of these materials be sent to you by mail, these materials will also include the proxy card or voting instructions form for the Annual Meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials over the Internet. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials to our shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. The Company encourages you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the costs and environmental impact of the Annual Meeting.

How can I get electronic access to the proxy materials?

The Notice of Internet Availability of Proxy Materials will provide you with instructions regarding how to view the Company’s proxy materials for the Annual Meeting on the Internet and instruct the Company to send future proxy materials, including the Notice of Internet Availability of Proxy Materials, to you electronically by email. The Company’s proxy materials are also available on the Company’s website at http://ir.tyson.com.

Choosing to receive future proxy materials electronically will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings of shareholders on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials electronically will remain in effect until you terminate it.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare, Inc., you are considered the shareholder of record with respect to those shares, and the Notice of Internet Availability of Proxy Materials was sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability of Proxy Materials was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form from the organization holding your shares.

If I am a shareholder of record of the Company’s shares, how do I vote?

There are four ways to vote:

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials.

•

By telephone. You may vote by proxy by calling the toll-free number found on the Notice of Internet Availability of Proxy Materials or, if you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card.

•	By mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

•	In person. If you are a shareholder of record, you may vote in person at the Annual Meeting. If you desire to vote in person at the Annual Meeting, please request a ballot when you arrive.

If I am a beneficial owner of shares held in street name, how do I vote?

There are four ways to vote:

•	Via the Internet. You may vote by proxy via the Internet by visiting http://www.proxyvote.com and entering the control number found in the Notice of Internet Availability of Proxy Materials.

•

By telephone. You may vote by proxy by calling the toll-free number found on the Notice of Internet Availability of Proxy Materials or, if you request printed copies of the proxy materials be sent to you by mail, you may vote by proxy by calling the toll-free number found on the voting instruction form received from the organization holding your shares.

•

By mail. If you request printed copies of the proxy materials be sent to you by mail, you may vote by proxy by filling out the voting instruction form received from the organization that holds your shares and sending it back in the envelope provided.

•	In person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s corporate secretary at 2200 Don Tyson Parkway, Springdale, Arkansas 72762-6999 a written notice of revocation prior to the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

•	as necessary to meet applicable legal requirements;

•	to allow for the tabulation and certification of votes; and

•	to facilitate a successful proxy solicitation.

Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and published on Form 8-K within four business days of the conclusion of the Annual Meeting.

How can I attend the Annual Meeting?

Only shareholders of record at the close of business on December 8, 2009, the record date for the Annual Meeting, will be entitled to attend or vote at the Annual Meeting and any adjournments or postponements thereof. If you plan to attend the Annual Meeting, an admission ticket is required and can be obtained by contacting Tyson Foods Investor Relations via email at ir@tyson.com or by telephone at (479) 290-4524. The Annual Meeting will also be webcast live at 10:00 a.m., Central time, Friday, February 5, 2010 at http://ir.tyson.com.

OUTSTANDING STOCK AND VOTING RIGHTS

As of December 1, 2009, the outstanding shares of the Company’s capital stock consisted of 306,506,292 shares of Class A Common Stock, $0.10 par value (“Class A Common Stock”), and 70,021,155 shares of Class B Common Stock, $0.10 par value (“Class B Common Stock”). The holders of record of the shares of Class A Common Stock and Class B Common Stock outstanding at the close of business on December 8, 2009, the record date for the Annual Meeting, will vote together as a single class on all matters hereby submitted to shareholders and such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof. Each share of Class A Common Stock will entitle the holder to one vote on all such matters and each share of Class B Common Stock will entitle the holder to ten votes on all such matters.

A majority of votes represented by the holders of the Company’s outstanding Class A Common Stock and Class B Common Stock, treated as a single class, must be present in person or represented by proxy to hold the Annual Meeting. A majority of the votes cast at the Annual Meeting is required to elect any director, to reapprove the Annual Incentive Compensation Plan for Senior Executive Officers (“Executive Incentive Plan”), to ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm for the Company for the fiscal year ending October 2, 2010 and to approve the shareholder proposals.

The form of proxy provides a method for shareholders to grant or withhold authority to vote for any one or more of the nominees for director. The names of all nominees are listed on the proxy card. If you wish to grant authority to vote for all nominees, check the box marked “FOR ALL.” If you wish to withhold authority to vote for all nominees, check the box marked “WITHHOLD ALL.” If you wish your shares to be voted for some nominees and not for one or more of the others, check the box marked “FOR ALL EXCEPT” and indicate the nominee(s) for whom you are withholding the authority to vote by listing such nominee(s) in the space provided. If you checked the box marked “WITHHOLD ALL,” your vote will be treated as an abstention and accordingly, your shares will neither be voted for nor against a director but will be counted for quorum purposes.

The form of proxy also provides a method for shareholders to vote for, against or to abstain from voting with respect to (i) the reapproval of the Executive Incentive Plan, (ii) the ratification of the selection of PwC as the Company’s independent registered public accounting firm and (iii) the shareholder proposals. By abstaining from voting, shares would not be voted either for or against, but would be counted for quorum purposes. While there may be instances in which a shareholder will wish to abstain, the Board encourages all shareholders to vote their shares in their best judgment and to participate in the voting process to the fullest extent possible.

Brokers holding shares in street name for customers who are beneficial owners of such shares are prohibited from giving a proxy to vote such customers’ shares on “non-routine” matters in the absence of specific instructions from such customers. This is commonly referred to as a “broker non-vote.” Broker non-votes will be treated in the same manner as abstentions for quorum purposes. However, broker non-votes are not counted as votes against the proposals in question nor as abstentions, nor are they counted to determine the number of votes present for a particular proposal.

Under the current rules of the New York Stock Exchange (“NYSE”), if you hold your shares through a bank or brokerage firm and your broker delivers this Proxy Statement to you, the broker is entitled to vote your shares on the reapproval of the Executive Incentive Plan and ratification of the selection of PwC as the Company’s independent registered public accounting firm even if you do not provide voting instructions to your broker. The director nominee elections and shareholder proposals to be voted on at our Annual Meeting are considered “non-routine” matters under the current rules of the NYSE. As such, brokers holding shares in street name for customers are prohibited from giving a proxy to vote those shares absent specific instructions from their customers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below sets forth certain information as of December 1, 2009 regarding the only persons known by the Company to own, directly or indirectly, more than 5% of either of its two classes of Common Stock:

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned(#)	Percent of Class
Don Tyson and Tyson Limited Partnership(1)	Class B Common Stock	70,000,000	99.97%
2200 Don Tyson Parkway Springdale, AR 72762-6999
FMR LLC(2)	Class A Common Stock	37,442,449	12.22%
82 Devonshire Street Boston, MA 02109
Tradewinds Global Investors, LLC(3)	Class A Common Stock	19,123,193	6.24%
2049 Century Park East, 20th Floor Los Angeles, CA 90067
Barclays Global Investors UK Holdings Limited(4)	Class A Common Stock	17,744,679	5.79%
1 Churchill Place Canary Wharf London, England E14 5 HP

(1)	70,000,000 shares of Class B Common Stock and 3,000,000 shares of Class A Common Stock are owned of record by the Tyson Limited Partnership, a Delaware limited partnership (“Tyson Limited Partnership”). Mr. Don Tyson, a director of the Company, has approximately a 54% combined interest as a general and limited partner in the Tyson Limited Partnership and the Randal W. Tyson Testamentary Trust has approximately a 45% interest as a limited partner in the Tyson Limited Partnership. Ms. Barbara A. Tyson, the widow of Randal W. Tyson and a director of the Company, is the sole income beneficiary of and has limited dispositive power with respect to the Randal W. Tyson Testamentary Trust. Mr. John Tyson, Chairman of the Board of the Company, is one of the contingent beneficiaries of this trust. The managing general partner of the Tyson Limited Partnership is Mr. Don Tyson. The other general partners, who in the aggregate have approximately one percent interest in the Tyson Limited Partnership, are Ms. Tyson, Mr. John Tyson and Mr. Harry C. Erwin, III. Mr. Don Tyson, as managing general partner, has the exclusive right, subject to certain restrictions, to do all things on behalf of the Tyson Limited Partnership necessary to manage, conduct, control and operate the Tyson Limited Partnership’s business, including the right to vote all shares or other securities held by the Tyson Limited Partnership, as well as the right to mortgage, pledge or grant security interests in any assets of the Tyson Limited Partnership. The Tyson Limited Partnership terminates December 31, 2040. Additionally, the Tyson Limited Partnership may be dissolved upon the occurrence of certain events, including (i) a written determination by the managing general partner that the projected future revenues of the Tyson Limited Partnership will be insufficient to enable payment of costs and expenses, or that such future revenues will be such that continued operation of the Tyson Limited Partnership will not be in the best interest of the partners, (ii) an election to dissolve the Tyson Limited Partnership by the managing general partner that is approved by the affirmative vote of a majority in percentage interest of all general partners, or (iii) the sale of all or substantially all of the Tyson Limited Partnership’s assets and properties. The withdrawal of the managing general partner or any other general partner (unless such partner is the sole remaining general partner) will not cause the dissolution of the Tyson Limited Partnership. Upon dissolution of the Tyson Limited Partnership, each partner, including all limited partners, will receive in cash or otherwise, after payment of creditors, loans from any partner, and return of capital account balances, their respective percentage interests in the Tyson Limited Partnership assets. In addition to Mr. Don Tyson’s indirect interest through the Tyson Limited Partnership, he is also the beneficial owner of 142,441 shares of Class A Common Stock, as described in the table titled “Security Ownership of Management” in this Proxy Statement.

(2)	The information provided is based solely on information obtained from a Schedule 13F filed by FMR LLC (“FMR”) with the SEC on or about November 16, 2009. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in FMR’s Schedule 13F.
(3)	The information provided is based solely on information obtained from a Schedule 13F filed by Tradewinds Global Investors, LLC (“Tradewinds”) with the SEC on or about November 16, 2009. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in Tradewinds’ Schedule 13F.
(4)	The information provided is based solely on information obtained from a Schedule 13F filed by Barclays Global Investors UK Holdings Limited (“Barclays”) with the SEC on or about November 12, 2009. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in Barclays’ Schedule 13F.

SECURITY OWNERSHIP OF MANAGEMENT

The table below sets forth information with respect to the beneficial ownership of Class A Common Stock and Class B Common Stock, as of December 1, 2009, by the Company’s directors, nominees for election as directors, named executive officers and by all directors and executive officers as a group:

Name of Beneficial Owner	Shares of Class A Common Stock Beneficially Owned(#)(1)		Percent of Outstanding Class A Common Stock(%)	Shares of Class B Common Stock Beneficially Owned(#)(1)		Percent of Outstanding Class B Common Stock(%)	Aggregate Voting Percentage(%)
Don Tyson	3,142,441	(2)	1.03%	70,000,000	(3)	99.97%	69.85%
John Tyson(4)	4,121,537		1.34%
Lloyd V. Hackley(5)	19,510		*
Jim Kever(5)	8,621		*
Kevin M. McNamara(5)	0		*
Brad T. Sauer(5)	0		*
Jo Ann R. Smith(5)	10,596		*
Robert Thurber	5,000		*
Barbara A. Tyson(4)	169,974		*
Albert C. Zapanta(5)	0		*
Leland E. Tollett	2,090,164		*
Dennis Leatherby	160,262		*
Richard A. Greubel, Jr.	96,998		*
James V. Lochner	314,382		*
Donnie Smith	148,361		*
Richard L. Bond	2,295,019		*
All Directors and Executive Officers as a Group (22 persons)	13,324,117		4.35%	70,000,000		99.97%	70.86%

*	Indicates percentage of less than 1%.
(1)	The amounts in this column include beneficial ownership of shares with respect to which voting or investment power may be deemed to be directly or indirectly controlled. Accordingly, the shares shown in the table include shares owned directly, shares held in such person’s accounts under the Company’s Employee Stock Purchase Plan and Retirement Savings Plan, unvested restricted shares, shares owned by certain of the individual’s family members and shares held by the individual as a trustee or in a fiduciary or other similar capacity, unless otherwise disclaimed and/or described below. The amounts in this column also include shares subject to options exercisable on or within 60 days of December 1, 2009, held by the directors and executive officers as a group in the amount of 4,906,130, and held by the named individuals in the following amounts: Mr. John Tyson (2,800,000); Dr. Hackley (6,000); Mr. Kever (6,000); Ms. Smith (6,000); Mr. Leatherby (60,400); Mr. Greubel (28,000); Mr. Lochner (202,992); Mr. Smith (46,176); Mr. Bond (1,472,000); and the other executive officers (278,562). The amounts in this column do not include performance share awards. The 2009 performance share awards are described under the table titled “Grants of Plan Based Awards During Fiscal Year 2009” in this Proxy Statement.
(2)	This amount includes all shares of Class A Common Stock owned of record by the Tyson Limited Partnership, as described in Footnote 1 to the table titled “Security Ownership of Certain Beneficial Owners” in this Proxy Statement.
(3)	This amount includes all shares of Class B Common Stock owned of record by the Tyson Limited Partnership, as described in Footnote 1 to the table titled “Security Ownership of Certain Beneficial Owners” in this Proxy Statement.
(4)	The amounts in these rows do not include any shares of Class A Common Stock or Class B Common Stock owned by the Tyson Limited Partnership of which Mr. John Tyson and Ms. Tyson have a partnership interest, as described in Footnote 1 to the table titled “Security Ownership of Certain Beneficial Owners” in this Proxy Statement.
(5)	The amounts in these rows do not include grants of deferred stock awards of Class A Common Stock made on the date(s) of election to the Board by shareholders (see the section titled “Director Compensation for Fiscal Year 2009” in this Proxy Statement) to each of Dr. Hackley (29,362), Mr. Kever (29,362), Mr. McNamara (14,006), Mr. Sauer (8,317), Ms. Smith (29,362) and Mr. Zapanta (29,362).

ELECTION OF DIRECTORS

The number of directors that will serve on the Company’s Board for the ensuing year is currently set at nine but may be changed from time to time in the manner provided in the Company’s by-laws. Directors are elected for a term of one year or until their successors are duly elected and qualified. The following slate of nine nominees has been chosen by the Board and consists of six independent directors and three inside directors. The Board recommends that each nominee be elected at the Annual Meeting.

•	Don Tyson, 79, served as Senior Chairman of the Board from 1995 to 2001 when he retired and became a consultant to the Company. Mr. Tyson has been a member of the Board since 1952.

•

John Tyson, 56, is Chairman of the Board and has served in this capacity since 1998. Beginning in September 2007, Mr. Tyson, while continuing to serve as Chairman, discontinued serving the Company in an executive officer capacity and now provides advisory services to the Company. Mr. Tyson served as Chairman and Chief Executive Officer from 2001 until 2006. Mr. Tyson has been a member of the Board since 1984.

•

Lloyd V. Hackley, 69, is President and Chief Executive Officer of Lloyd V. Hackley and Associates, Inc., which provides programs for the development of ethics and character, and he has served in that capacity since 1997. He also served as the Chancellor (Interim) of Fayetteville State University (North Carolina) from July 23, 2007 to June 9, 2008, and as Chancellor (Interim) of North Carolina Agricultural and Technical State University from June 2006 to July 20, 2007. Dr. Hackley is also a director of BB&T Corporation. Dr. Hackley has been a member of the Board since 1992.

•

Jim Kever, 57, is the founding partner of Voyent Partners, LLC, an investment partnership founded in 2001. Mr. Kever is also a director of 3D Systems Corporation, Luminex Corporation and Emdeon Corporation. Mr. Kever has been a member of the Board since 1999.

•

Kevin M. McNamara, 53, currently retired, served as Executive Vice President, Chief Financial Officer and Treasurer of HealthSpring, Inc., a managed care company, from April 2005 to May 2009. Mr. McNamara is also a director of Luminex Corporation. Mr. McNamara has been a member of the Board since 2007.

•	Brad T. Sauer, 50, is Executive Vice President, Health Care Business for 3M Company and has served in that capacity since 2004. Mr. Sauer has been a member of the Board since 2008.

•

Robert Thurber, 62, currently retired, served as Vice President of purchasing for Sysco Corporation from 1987 to 2007. Mr. Thurber is also a director of Capstone Bancshares, Inc. Mr. Thurber has been a member of the Board since February 17, 2009.

•	Barbara A. Tyson, 60, served as Vice President of the Company until 2002, when she retired and became a consultant to the Company. Ms. Tyson has been a member of the Board since 1988.

•

Albert C. Zapanta, 68, is President and Chief Executive Officer of the United States-Mexico Chamber of Commerce, and has served in that capacity since 1993. Mr. Zapanta has been member of the Board since 2004.

Each of the foregoing nominees is currently serving as a director of the Company and, with the exception of Mr. Thurber, was elected at the 2009 Annual Meeting of Shareholders. Mr. Thurber was elected by the Board on February 17, 2009. In addition, Jo Ann R. Smith is currently serving as a director of the Company but will not be standing for election at the Annual Meeting pursuant to the Company’s by-laws, which prohibits the nomination of any person after he or she has passed his or her 70th birthday, subject to certain exceptions enumerated therein.

Mr. John Tyson is the son of Mr. Don Tyson. Ms. Tyson is a sister-in-law to Mr. Don Tyson and aunt of Mr. John Tyson. There are no other family relationships among the foregoing nominees. By reason of their beneficial ownership of the Company’s common stock, Mr. Don Tyson and the Tyson Limited Partnership are deemed to be controlling persons of the Company. None of the companies or organizations listed in the director biographies above is a parent, subsidiary or affiliate of the Company.

After reviewing all relevant relationships of the directors, the Board has determined that each of Dr. Hackley, Mr. Kever, Mr. McNamara, Mr. Sauer, Mr. Thurber and Mr. Zapanta qualify as independent directors in accordance with the NYSE corporate governance rules. In making its independence determinations, the Board considered the following:

•

Mr. John Tyson, the Company’s Chairman, has investments in two privately held companies for which Mr. Kever serves as a director. Neither the Company nor Mr. John Tyson presently has any business relationship with, and Mr. John Tyson does not serve as a director or an officer of, either of these companies. Based on the foregoing facts, the Board has determined that this relationship does not affect Mr. Kever’s independence.

•

During fiscal year 2009, the Company paid 3M Company $1,389,951 for direct purchases of lab-related supplies and materials. Mr. Sauer is Executive Vice President, Health Care Business of 3M Company. Under the NYSE rules, a director may be considered independent if payments made to an entity with which the director is affiliated are less than the greater of $1,000,000 or two percent (2%) of the affiliated entity’s gross revenues. The amount paid by the Company to 3M Company during fiscal year 2008 was approximately $1,427,625, less than two percent (2%) of 3M Company’s gross revenues. Based on the foregoing facts, the Board has determined that this relationship does not affect Mr. Sauer’s independence.

Unless otherwise designated, a proxy will be voted FOR the election of the foregoing nine nominees as directors. To be elected as a director, each nominee must receive the favorable vote of a majority of the votes cast at the meeting.

Certain Legal Proceedings

In April 2005, the Company and Mr. Don Tyson settled an SEC formal investigation concerning the Company’s disclosure of executive perquisites by entering into an administrative cease and desist order without admitting or denying wrongdoing. The investigation concerned allegations that the Company’s proxy statements for fiscal years 1997 through 2003 had failed to comply with SEC regulations with respect to the disclosure and description of perquisites totaling approximately $1.7 million provided to Mr. Don Tyson and that the Company had failed to maintain an adequate system of internal controls regarding the personal use of Company assets and the disclosure of perquisites and personal benefits. In fiscal year 2004, Mr. Don Tyson voluntarily paid the Company $1,516,471 as reimbursement for certain perquisites and personal benefits received during fiscal years 1997 through 2003. Under the April 2005 order, the Company paid the SEC a civil penalty of $1.5 million and Mr. Don Tyson paid a civil penalty of $700,000. Both the Company and Mr. Don Tyson consented to the entry of the order and paid their respective penalties without admitting or denying any wrongdoing.

Information Regarding the Board and its Committees

The Board has an Audit Committee (“Audit Committee”) whose primary function is to assist the Board in fulfilling its responsibilities through regular review and oversight of the Company’s financial reporting, audit and accounting processes. See the section titled “Report of the Audit Committee” in this Proxy Statement. The Audit Committee consists of independent directors Mr. Kever, who serves as Chairman of the Audit Committee, Mr. McNamara, Mr. Sauer and Ms. Smith. Ms. Smith will no longer serve on the Audit Committee after the Annual Meeting. Each of these individuals qualifies as an “independent” director under the regulations adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002 and the NYSE listing standards relating to audit committees. The Board has determined each member of the Audit Committee is knowledgeable and qualified to review financial statements. In addition, the Board has determined that Messrs. Kever and McNamara each qualify as an “audit committee financial expert” within the meaning of the regulations of the SEC. The Audit Committee held ten meetings in fiscal year 2009.

The Board has a Compensation Committee (“Compensation Committee”) whose primary functions are to (i) establish the Company’s compensation policies and (ii) oversee the administration of the Company’s employee benefit plans. For more information regarding the duties of the Compensation Committee, see the subsection titled “How We Determine Compensation—Role of the Compensation Committee” in this Proxy Statement under the section titled “Compensation Discussion and Analysis.” The Compensation Committee consists of independent directors Mr. McNamara, who serves as Chairman of the Compensation Committee, Dr. Hackley, Mr. Sauer and Mr. Thurber. Mr. Zapanta served on the Compensation Committee during fiscal year 2009 but ceased serving effective November 20, 2009. The Compensation Committee held eight meetings in fiscal year 2009.

The Board has a Governance Committee (“Governance Committee”) whose primary functions are to (i) oversee and review related party and other special transactions between the Company and its directors, executive officers or their affiliates; (ii) review and recommend to the Board Corporate Governance Principles applicable to the Company; and (iii) review and recommend to the Board a Code of Conduct applicable to the Company. The Governance Committee consists of independent directors Dr. Hackley, who serves as Chairman of the Governance Committee, Mr. Kever, Ms. Smith and Mr. Zapanta. Ms. Smith will no longer serve on the Governance Committee after the Annual Meeting. The Governance Committee held six meetings during fiscal year 2009.

The Board has a Nominating Committee (“Nominating Committee”) whose primary function is to identify, evaluate, and recommend individuals qualified to be directors of the Company for either appointment to the Board or to stand for election at a meeting of the shareholders. While the Company has not established minimum qualifications for director nominations, the Company has established, and the Nominating Committee charter contains, criteria by which the Nominating Committee is to evaluate candidates for recommendation to the Board. In evaluating candidates, the Nominating Committee takes into account the applicable requirements for directors under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder and the listing standards of the NYSE. The Nominating Committee may also take into consideration the factors and criteria set forth in the Company’s Corporate Governance Principles and such other factors or criteria that the Nominating Committee deems appropriate in evaluating a candidate, including but not limited to the applicable requirements for members of committees of the Board. The Nominating Committee may (but is not required to) consider candidates suggested by management or other members of the Board. In addition, the Nominating Committee may (but is not required to) consider shareholder recommendations for candidates to the Board. In order to recommend a candidate to the Board, shareholders should submit the recommendation to the Chairperson of the Nominating Committee in the manner described in the section of this Proxy Statement titled “Shareholder Communications.” Shareholders who wish to formally nominate a candidate to the Board must follow the procedures described in our by-laws. The Nominating Committee consists of Mr. Zapanta, who serves as Chairman of the Nominating Committee, Mr. Kever and Mr. Thurber. Ms. Smith served as Chairperson of the Nominating Committee during fiscal year 2009 but ceased serving effective November 20, 2009. The Nominating Committee held seven meetings during fiscal year 2009.

The Board has an Executive Committee (“Executive Committee”) whose primary function is to act on behalf of the Board during intervals between regularly scheduled meetings of the Board. The Executive Committee may exercise all powers of the Board, except as otherwise provided by law and the Company’s by-laws; however, its actions are typically ministerial, such as approving (i) the sale or purchase of property, (ii) the opening and closing of bank accounts, and (iii) amendments to benefit plans where Compensation Committee approval is not required. All actions taken by the Executive Committee between meetings of the Board are reviewed for ratification by the Board at the following Board meeting. The members of the Executive Committee are Messrs. Don Tyson, John Tyson and Jim Kever. The Executive Committee held one meeting and took action by written consent in lieu of a meeting 12 times during fiscal year 2009.

The Company qualifies as a controlled company due to the ownership by the Tyson Limited Partnership of shares allowing it to cast more than 50% of votes eligible to be cast for election of directors. Therefore, the

Company has elected not to implement NYSE corporate governance rules that provide that the Compensation Committee has the power to determine the compensation of the Chief Executive Officer. However, the Compensation Committee has approved the employment contracts and total compensation for our Chief Executive Officer since 2003.

The Board held eight meetings and took action by written consent in lieu of a meeting two times during fiscal year 2009. All directors attended at least 75% of the Board and Committee meetings they were eligible to attend during fiscal year 2009. The Board expects all directors to attend each annual meeting of shareholders. All directors attended the annual meeting of shareholders held on February 6, 2009.

Non-management directors meet in executive session without management present each time the Board holds its regularly scheduled meetings. Executive sessions occurred four times during fiscal year 2009. Mr. Kever has been designated by the Board to act as the Lead Independent Director who, among other things, presides over executive sessions of non-management directors.

The Board has adopted Corporate Governance Principles, and each of the Audit Committee, Compensation Committee, Governance Committee and Nominating Committee has adopted a written charter. The Board has also adopted a Code of Conduct applicable to all directors, officers and employees. Copies of these corporate governance documents are available on the Company’s Investor Relations website at http://ir.tyson.com or in print to any shareholder who sends a request to Tyson Foods, Inc., Attention: Secretary, 2200 Don Tyson Parkway, Mail Stop CP004, Springdale, AR 72762-6999.

Compensation Committee Interlocks and Insider Participation

At the end of fiscal year 2009, the Compensation Committee consisted of Mr. McNamara (Chairman), Dr. Hackley, Mr. Sauer, Mr. Thurber and Mr. Zapanta. All members of the Compensation Committee during fiscal year 2009 were independent directors, and no member was an officer or employee of the Company or a former officer of the Company. No member of the Compensation Committee serving during fiscal year 2009 had any relationship requiring disclosure under the section titled “Certain Transactions” in this Proxy Statement. During fiscal year 2009, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation Committee.

Board Recommendation

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE SLATE OF DIRECTORS NOMINATED BY THE BOARD.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR EACH NOMINEE UNLESS SHAREHOLDERS SPECIFY A CONTRARY VOTE.

Vote Required

Approval of a nominee for director requires the affirmative vote of a majority of the votes cast at the Annual Meeting, with the holders of shares of Class A Common Stock and Class B Common Stock voting together as a single class.

Shareholders are not entitled to cumulate voting with respect to the election of directors. The Board contemplates that all of the nominees will be able to stand for election, but should any nominee become unavailable for election, all proxies will be voted for the election of a substitute nominated by the Board (if a substitute is nominated).

BOARD PROPOSAL: REAPPROVAL OF ANNUAL INCENTIVE COMPENSATION PLAN FOR SENIOR EXECUTIVE OFFICERS

Shareholders are being asked to reapprove the Tyson Foods, Inc. Annual Incentive Compensation Plan for Senior Executive Officers (referenced as the “Executive Incentive Plan”), which was originally approved by the Board on November 19, 2004, and by the Company’s shareholders at the Annual Meeting of Shareholders on February 4, 2005. Section 162(m) of the Internal Revenue Code of 1986 and the regulations and interpretations promulgated thereunder (“Section 162(m)”) require that shareholders reapprove the Executive Incentive Plan every five years. The purpose of the Executive Incentive Plan is to recruit and retain highly qualified executives, to provide incentives to such individuals to attain the goals of the Company, to provide such employees of the Company with incentive compensation based on the performance of the Company in order to enhance shareholder value and to maximize the deductibility of any payments under the Executive Incentive Plan. The Compensation Committee utilizes the Executive Incentive Plan to determine annual incentive bonuses for employees participating in the Executive Incentive Plan. The following description of the Executive Incentive Plan is qualified in its entirety by reference to the applicable provisions of the plan document. A full and complete copy of the Executive Incentive Plan is attached to this Proxy Statement as Appendix A.

The Executive Incentive Plan has been reapproved by the Board, subject to reapproval by shareholders. If the Executive Incentive Plan is reapproved by the shareholders, the plan will continue to be effective.

Purpose

The purpose of the Executive Incentive Plan is to recruit and retain highly qualified executives, to provide incentives to such individuals to attain the goals of the Company, to provide such employees of the Company with incentive compensation based on the performance of the Company in order to enhance shareholder value and to maximize the deductibility of any payments under the Executive Incentive Plan. The Compensation Committee utilizes the Executive Incentive Plan to determine annual incentive bonuses for employees participating in the Executive Incentive Plan.

Executive Officers Eligible

Each senior executive officer of the Company is eligible to receive awards under the Executive Incentive Plan if selected for participation by the Compensation Committee. In total, ten employees are eligible to participate in the Executive Incentive Plan. Actual participation by any eligible participant, however, is determined by the Compensation Committee.

Terms of the Executive Incentive Plan

The administration and operation of the Executive Incentive Plan will continue to be supervised by members of the Compensation Committee, which consists of two or more independent members of the Board. The Compensation Committee will interpret and construe any and all provisions of the Executive Incentive Plan and any determination made by the Compensation Committee under the Executive Incentive Plan will be final and conclusive. The Executive Incentive Plan will be interpreted in view of the intention that any grant of compensation pursuant to the Executive Incentive Plan is intended to qualify as performance-based compensation within the meaning of Section 162(m).

Within the first 90 days of each fiscal year, the Compensation Committee will establish the performance measures for the payment of individual awards under the Executive Incentive Plan. Performance measures are established by the Compensation Committee under an objective formula or standard consisting of one or any combination of the following criteria:

•	earnings per share and/or growth in earnings per share in relation to target objectives, excluding the effect of extraordinary or nonrecurring items;

•	operating cash flow and/or growth in operating cash flow in relation to target objectives;

•	cash available in relation to target objectives;

•	net income and/or growth in net income in relation to target objectives, excluding the effect of extraordinary or nonrecurring items;

•	revenue and/or growth in revenue in relation to target objectives;

•	total shareholder return (measured as the total of the appreciation of, and dividends declared on, Class A common stock) in relation to target objectives;

•	return on invested capital in relation to target objectives;

•	return on shareholder equity in relation to target objectives;

•	return on assets in relation to target objectives;

•	return on common book equity in relation to target objectives;

•	operating income in relation to target objectives;

•	earnings measures such as EBIT, EBITDA or EBITDAR (all as defined in the Executive Incentive Plan) or any adjusted version thereof in relation to target objectives;

•	Company stock price performance as compared against a peer group of companies selected by the Compensation Committee; or

•	any combination of the foregoing.

The Compensation Committee may amend or adjust the performance measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting.

The Compensation Committee determines the performance measures applicable to a fiscal year and the procedure for calculating the amount of the annual incentive bonus payable to each participant based upon the level of the performance measure(s) achieved. The Compensation Committee may then reduce, but not increase, in its sole discretion, the amount of the incentive bonus which would have otherwise been payable to any particular participant based upon the Compensation Committee’s determination of the individual performance of the executive for the year and the Company’s overall performance. In no event will the amount of any annual bonus payable to any executive under the Executive Incentive Plan exceed $10 million.

Any annual incentive bonus that becomes payable for a fiscal year will generally be paid in cash or shares of Company Class A Common Stock, at the Company’s discretion, as soon as practicable after the close of the fiscal year. The Company deducts applicable withholding taxes from any such payment. Subject to the reapproval of the Executive Incentive Plan, any shares of Class A Common Stock issued in payment of an annual incentive bonus will be issued pursuant to the Tyson Foods, Inc. 2000 Stock Incentive Plan or any successor or substitute plan that has been approved by shareholders of the Company.

An executive may defer receipt of all or a portion of any award received under the Executive Incentive Plan, to the extent permitted by any plan of deferred compensation then maintained by the Company, and designate a beneficiary to receive any payments to be made following the executive’s death.

Amendment and Termination of the Executive Incentive Plan

The Compensation Committee may at any time amend, suspend, discontinue or terminate the Executive Incentive Plan.

Tax Consequences

The Executive Incentive Plan is designed to maximize the deductibility of bonuses paid thereunder to eligible participants under Section 162(m). Payments to the executives under the Executive Incentive Plan are taxable compensation to the recipient upon receipt and are designed to be deductible as compensation by the Company.

PLAN BENEFITS

Annual Incentive Compensation Plan for Senior Executive Officers

In fiscal 2009, the only participant in the Executive Incentive Plan was Richard L. Bond, who resigned as the Company’s President and Chief Executive Officer on January 5, 2009, at which time he relinquished the right to receive any payment thereunder.

The participants for fiscal 2010 are Dennis Leatherby, Richard A. Greubel, Jr., James V. Lochner, Donnie Smith, Ken Kimbro, Donnie King, David L. Van Bebber and Noel White (“2010 Participants”). At this time, it is not possible to determine the amount of any bonus that a 2010 Participant may be eligible to receive during the upcoming fiscal year. For that reason, the following table provides the bonus amounts, if any, that certain senior executive officers that are members of the class of employees eligible to participate in the Executive Incentive Plan would receive (i) if the Executive Incentive Plan had been in effect during the last completed fiscal year (using the performance measures that were established by the Compensation Committee for the Executive Incentive Plan in effect during fiscal 2009) and (ii) if each of the named officers had been selected as a participant thereunder:

Name and Position	Dollar Value ($)	Number of Units
Leland E. Tollett(1)(2)	$0	0
Interim President and Chief Executive Officer
Dennis Leatherby(3)	$0	0
Executive Vice President and Chief Financial Officer
Richard A. Greubel, Jr.(3)	$0	0
Group Vice President and International President
James V. Lochner(3)(4)	$0	0
Senior Group Vice President, Fresh Meats
Donnie Smith(3)(5)	$0	0
Senior Group Vice President, Poultry and Prepared Foods
Richard L. Bond(1)	$0	0
Former President and Chief Executive Officer
All current non-executive directors as a group(6)	—	—
All current non-executive officer employees as a group	$0	0

(1)	While these officers are (or were) members of the class of employees eligible to participate in the Executive Incentive Plan if selected for participation by the Compensation Committee, they have not been so selected and will not participate in the Executive Incentive Plan for fiscal 2010.
(2)	On November 19, 2009, Mr. Tollett stepped down as Interim President and Chief Executive Officer.
(3)	These officers have been selected to participate in the Executive Incentive Plan for fiscal 2010.
(4)	During fiscal 2009, Mr. Lochner was the Senior Group Vice President, Fresh Meats. On November 19, 2009, he was promoted to Chief Operating Officer. It is as Chief Operating Officer that he will participate in the Executive Incentive Plan for fiscal 2010.
(5)	During fiscal 2009, Mr. Smith was the Senior Group Vice President, Poultry and Prepared Foods. On November 19, 2009, he was promoted to President and Chief Executive Officer. It is as President and Chief Executive Officer that he will participate in the Executive Incentive Plan for fiscal 2010.
(6)	Only senior executive officers of the Company are eligible to participate in the Executive Incentive Plan.

Board Recommendation

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE BOARD PROPOSAL.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE BOARD PROPOSAL UNLESS SHAREHOLDERS SPECIFY A CONTRARY VOTE.

Vote Required

Approval of the Board Proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting with the holders of shares of Class A Common Stock and Class B Common Stock voting together as a single class.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Audit Committee has appointed PwC to serve as the Company’s independent registered public accounting firm for the fiscal year ending October 2, 2010, and shareholders are asked to ratify the selection at the Annual Meeting. Representatives of PwC will be present at the Annual Meeting. Such representatives will have the opportunity to make a statement and respond to appropriate questions. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of our Company and our shareholders.

Ernst & Young LLP (“E&Y”) served as the Company’s independent registered public accounting firm for fiscal year 2009 and reported on the Company’s consolidated financial statements for that year. Representatives of E&Y will not be present at the Annual Meeting.

Change in Accountants

The Audit Committee conducted a competitive process to determine the Company’s independent registered public accounting firm for the Company’s 2010 fiscal year beginning October 4, 2009. The Audit Committee invited four national accounting firms to participate in this process, including E&Y, the Company’s then-current independent registered public accounting firm. As a result of this process, effective June 8, 2009, the Audit Committee approved the engagement of PwC as the Company’s independent registered public accounting firm for the Company’s 2010 fiscal year.

Also effective June 8, 2009, the Audit Committee informed E&Y that it would be dismissed as the Company’s independent registered public accounting firm no later than the date of the filing of the Company’s Form 10-K for the 2009 fiscal year.

The audit reports of E&Y on our consolidated financial statements for the years ended October 3, 2009 and September 27, 2008 do not contain any adverse opinion or disclaimer of opinion, nor are they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended October 3, 2009 and September 27, 2008, and subsequent interim period through November 23, 2009, the date of E&Y’s audit report in respect of the financial statements for the fiscal year ended October 3, 2009, (i) the Company had no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to E&Y’s satisfaction, would have caused it to make reference to the subject matter of any such disagreement in connection with its reports for such years and interim period and (ii) there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation SK.

In accordance with Item 304(a)(3) of Regulation S-K, the Company furnished a copy of the above disclosures to E&Y and requested that E&Y provide a letter addressed to the SEC stating whether or not it agrees with the statements made above. A copy of such letter is filed as Exhibit 16.1 to the Company’s Form 8-K/A dated November 23, 2009.

During the fiscal years ended October 3, 2009 and September 27, 2008, and subsequent interim period through November 23, 2009, neither the Company nor anyone on its behalf has consulted with PwC regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, (iii) management’s assessment of the effectiveness of internal control over financial reporting or the effectiveness of internal controls over financial reporting, (iv) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K or (v) a reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Audit Fees

The fees for professional services rendered by E&Y for the audit of the Company’s annual financial statements for each of the fiscal years ended October 3, 2009 and September 27, 2008, and the reviews of the financial statements included in the Company’s Forms 10-Q and for services that are normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements for each of those fiscal years were $3,486,080 and $5,763,961, respectively.

Audit-Related Fees

Aggregate fees billed or expected to be billed by E&Y for assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements for the fiscal years ended October 3, 2009 and September 27, 2008, and not included in the audit fees listed above were $24,000 and $415,722, respectively. These services comprise engagements to perform required agreed upon procedures.

Tax Fees

Aggregate fees billed or expected to be billed by E&Y for tax compliance, tax advice and tax planning for each of the fiscal years ended October 3, 2009 and September  27, 2008 were $650,722 and $614,084, respectively.

All Other Fees

For the fiscal years ended October 3, 2009 and September 27, 2008, the Company paid no other fees to E&Y for services rendered, other than those services covered in the sections captioned “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted policies and procedures for the pre-approval of all audit and non-audit services to be performed by the Company’s independent registered public accounting firm. The Audit Committee charter provides that the Audit Committee must approve in advance all audit services to be performed by the independent registered public accounting firm. The Audit Committee has approved a separate written policy for the approval of engagements for non-audit services to be performed by the independent registered public accounting firm. For non-audit services, any person requesting that such services be performed by the independent registered public accounting firm must prepare a written explanation of the project (including the scope, deliverables and expected benefits), the reason for choosing the independent registered public accounting firm over other service providers, the estimated costs, the estimated timing and duration of the project and other pertinent information. Non-audit services must first be pre-approved by each of the chief accounting officer and the chief financial officer before being submitted for pre-approval to the Audit Committee, and then the Audit Committee or a designated member of the Audit Committee must pre-approve the proposed engagement. The requirement for Audit Committee pre-approval of an engagement for non-audit services may be waived only if (i) the aggregate amount of all such non-audit services provided is less than five percent (5%) of the total amount paid by the Company to the independent registered public accounting firm during the fiscal year when the services are provided; (ii) the services were not recognized by the Company at the time of the engagement to be non-audit services; and (iii) the services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit of the fiscal year in which the non-audit services were provided.

Board Recommendation

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING OCTOBER 2, 2010.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR RATIFICATION OF

PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNLESS SHAREHOLDERS SPECIFY A CONTRARY VOTE.

Vote Required

Ratification of PwC as the Company’s independent registered public accounting firm for the fiscal year ending October 2, 2010 requires the affirmative vote of a majority of the votes cast at the Annual Meeting, with the holders of shares of Class A Common Stock and Class B Common Stock voting together as a single class. Ratification of the selection of PwC by shareholders is not required by law. However, as a matter of policy, such selection is being submitted to the shareholders for ratification at the Annual Meeting. If the shareholders fail to ratify the selection of this firm, the Board will reconsider the matter.

SHAREHOLDER PROPOSALS

The Company has received notice of the intention of shareholders to present three separate proposals for voting at the Annual Meeting. The text of the shareholder proposals and supporting statements appear exactly as received by the Company unless otherwise noted. All statements contained in a shareholder proposal and supporting statement are the sole responsibility of the proponents of those shareholder proposals. The Company will provide the names, addresses and shareholdings (to the Company’s knowledge) of the proponents of any shareholder proposal upon request made to the Company’s corporate secretary by mail at 2200 Don Tyson Parkway, Springdale, Arkansas 72762-6999, or by calling (479) 290-4524. Some of the shareholder proposals contain assertions about the Company or other matters that the Company believes are incorrect, but the Company has not attempted to refute all of those assertions. However, the Board recommends a vote against each of the following shareholder proposals based on broader policy reasons as set forth in the Company’s statement in opposition following each shareholder proposal.

SHAREHOLDER PROPOSAL 1

Reduce Water Pollution Impacts

Whereas: Our company, the world’s largest processer of poultry, beef and hogs, uses approximately 28 billion gallons of water each year to produce its food products. Although we applaud the fact that Tyson has implemented management systems and technologies to conserve and reuse water, leading to a 15% reduction in water use since 2004, we are concerned that our company has a history of repeated water pollution violations.

In 2001, Tulsa, Oklahoma, officials sued Tyson and five other companies claiming that they were responsible for 170 million pounds of phosphorus- and nitrogen-rich chicken litter ending up in the watershed and harming the quality of Tulsa’s drinking water. Tyson and its co-defendants paid $7.3 million to settle the case in 2004.

In 2003, Tyson admitted to illegally discharging untreated wastewater from its Sedalia, Missouri, poultry processing plant into a tributary of the Lamine River. Tyson pled guilty to over 20 felony violations of the federal Clean Water Act and agreed to pay $7.5 million in fines to the United States and the state of Missouri.

In 2005, the Oklahoma Attorney General filed a complaint in federal court against Tyson asserting that our company and its suppliers polluted the surface waters, groundwater and associated drinking water supplies of the Illinois River Watershed through the run-off of poultry litter. The case, which seeks restoration of the river and damages for environmental violations, is set to go to trial in September 2009.

In August 2009, the Tyson Fresh Meats plant in Dakota City, Nebraska, was found to have violated a 2001 consent decree by allowing numerous discharges of fecal coliform and nitrates to enter the Missouri River in violation of its permit. Our company agreed to pay a $2 million civil penalty to settle the charges brought by the U.S Department of Justice. Under the 2001 decree, Tyson paid a $4.1 million fine and agreed to install and operate equipment at the recently acquired plant to reduce its discharge of pollutants into the Missouri River.

This pattern of repeated water pollution violations by Tyson and its contract suppliers damages our company’s brand and reputation, in addition to costing millions of dollars in attorney fees, fines and penalties. Given that Tyson sources livestock from over 6,000 contract farmers and that our company has been held liable for violations by its contract suppliers of federal environmental laws, it is important for our company to also work with its suppliers on water pollution prevention.

Resolved: That Tyson Foods’ Board of Directors report to shareowners, at reasonable cost and omitting proprietary information, by June 2010, on the measures that our company is taking to prevent runoff and other forms of water pollution from all company-owned facilities and from facilities under contract to Tyson.

Board of Directors’ Statement

in Opposition to Shareholder Proposal 1

The Company operates approximately 340 production, distribution and storage facilities in the United States and contracts with approximately 6,200 poultry producers who independently grow chickens for the Company. We are committed to complying with all applicable environmental regulations and operating our facilities in a responsible manner consistent with our Core Values. Every day we operate 35 full and 29 pre-treatment wastewater treatment facilities governed under the Clean Water Act. Moreover, we also contractually require our independent contract farmers to comply with all applicable laws as a condition of continuing to do business with us. The Company continually devotes efforts to more effective compliance, including the implementation of an Environmental Management System (“EMS”) at all of our production facilities. The implementation of EMS, which was initiated in 2004 and completed in 2008, has assisted us in meeting our environmental management responsibilities and tracking compliance with regulatory requirements. Comprehensive information about the Company’s environmental performance, including protection of water quality and our water conservation efforts, is contained in our 2007 Sustainability Report, which can be found at http://ir.tyson.com, a report the Company is committed to updating from time to time. In sum, a significant amount of information regarding the measures we take to prevent runoff and other forms of water pollution is presently available. A separate report is unnecessary, would be largely duplicative, and would place additional cost on the Company that produces no value for our shareholders.

Board Recommendation

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED

AGAINST THE SHAREHOLDER PROPOSAL UNLESS SHAREHOLDERS SPECIFY

A CONTRARY VOTE.

Vote Required

Approval of this shareholder proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting, with the holders of shares of Class A Common Stock and Class B Common Stock voting as a single class.

SHAREHOLDER PROPOSAL 2

Environmental Sustainability/Concentrated Animal Feeding Operation—2010—Tyson Foods, Inc.

Resolved: Shareholders request that Tyson Foods (Tyson) issue a report, at reasonable cost and omitting proprietary information, describing how the company will reduce the environmental impacts of both company-owned farms, and contract animal farms that comprise Tyson’s animal supply. The report should include specific goals and time lines and be made available to shareholders by October 31, 2010.

Supporting Statement: Our company is the world’s largest processor and marketer of chicken, beef and pork, and the second-largest food production company in the Fortune 500. Tyson relies heavily on contract farms to provide its supply of animals, for example, the company sources chickens from 87 company-owned farms and approximately 6,700 contract farms. While Tyson currently produces a Sustainability Report that addresses several environmental issues (i.e. freight shipping, packaging, solid waste) related to its feed mills and animal processing facilities, the report does not include goals or metrics for company-owned or contract animal farms.

Concentrated Animal Feeding Operations (CAFOs) are known to emit pollutants such as ammonia, arsenic, hydrogen sulfides, and airborne pathogens. Our company’s management noted in the 2008 Form 10-K, “...contract growers care for and raise the chicks according to our standards, with advice from our technical service personnel...” and, “We also enter into various risk-sharing and procurement arrangements with [beef] producers…” Given Tyson’s high level of control over its supply of animals throughout their life cycle, concerns arise about the environmental liabilities resulting from our company’s contract and company-owned farms.

In a 2003 ruling that may have national implications, a federal court ruled that Tyson Foods shared responsibility for pollution stemming from CAFOs owned by contract farmers in Kentucky.

Efforts to mitigate the environmental impact of CAFOs have been considered by many state and local governments, ranging from proposals to ban new CAFOs (Michigan, Idaho, Tennessee) to testing emissions for levels of ammonia, hydrogen sulfide, nitrogen and phosphorus (Minnesota, Maryland).

We commend Tyson for the environmental programs implemented at its processing plants, which address energy use, solid waste and air emissions. However, in light of growing pressure to hold meat processors responsible and accountable for the environmental performance of their contract farms, we are concerned about the long-term sustainability of the company’s business model and we want to ensure that the company is addressing an issue that could adversely affect shareholder value. We also believe that sustainability reports should be comprehensive and reflect all of the company’s business operations. Tyson’s management must have complete and reliable information in order to make sound business decisions that will preserve shareholder value.

Expanding environmental reporting to include contract and company-owned CAFOs will provide investors and management with a better understanding of Tyson’s potential environmental liabilities and opportunities associated with the company’s integrated business model.

Board of Directors’ Statement

in Opposition to Shareholder Proposal 2

The Company has already implemented measures designed to lead to effective farm stewardship at Company-owned and contract poultry and swine farms. The Company contracts with approximately 6,200 independent contract poultry producers and 30 independent contract swine producers. As part of these relationships, the Company contractually requires that these producers comply with all applicable environmental laws. In addition, the Company owns five farms for broiler production and 19 swine farms (though less than one percent of the swine processed by Tyson are raised on a Company-owned or contract producer farm). These Company-owned farms are operated in a manner that respects the environment and complies with applicable legal requirements. The Company does not own any cattle farms or cattle feeding operations in the United States.

Contract producers are independent farming operations, and the producers manage virtually all aspects of their farms. Our contractual arrangements permit Company personnel to visit the farms to monitor the health and well-being of our animals and provide technical advice. We do not own or operate these farms and play no role in how their farmland is managed. Producers may use or market poultry litter and manure from their farms as a source of high quality fertilizer. The use of poultry litter and manure as fertilizer is often regulated by state and federal law. Additionally, the use of nutrient management plans (“NMPs”) is mandated in most states and designed to address potential non-point source pollution from farms. The Company strongly encourages contract producers to develop and implement NMPs as a best management practice for farm fields. However, given the nature of the contractual relationships and existing regulatory frameworks, it would be improper for the Company to play a role in the day-to-day management of these independent farms. Because the Company does not own or operate contract poultry and swine farms, reporting on the operation of independent farmers who contract with the Company is beyond the scope of the relationship that exists between the Company and the producers. Moreover, the expanded reporting proposed with respect to Company-owned farms would be insignificant in scope and unreasonably costly given their de minimis number.

For these reasons, the requested report is impractical and unnecessary.

Board Recommendation

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED

AGAINST THIS SHAREHOLDER PROPOSAL UNLESS SHAREHOLDERS SPECIFY

A CONTRARY VOTE.

Vote Required

Approval of this shareholder proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting, with the holders of shares of Class A Common Stock and Class B Common Stock voting as a single class.

SHAREHOLDER PROPOSAL 3

Phase out Antibiotics in Animal Feed

RESOLVED:

Shareholders request the board to adopt the following policy and practices for both the company’s own hog production and (except when precluded by existing contracts) its contract suppliers of hogs:

(1) phase out routine use of animal feeds containing antibiotics that belong to the same classes of drugs administered to humans, except for cases where a treatable bacterial illness has been identified in a herd or group of animals; and

(2) implement animal raising practices that do not require routine administration of antibiotics to prevent and control disease, and where this is not feasible, use only antibiotics unrelated to those used in human medicine; and

that the Board report to shareowners, at reasonable cost and omitting proprietary information, on the timetable and measures for implementing this policy and annually publish data on types and quantities of antibiotics in the feed given to livestock owned by or purchased by Tyson.

SUPPORTING STATEMENT

We urge the adoption of these policies to ensure the continued efficacy of antibiotics for human medicine and to prevent pathogens from becoming resistant to antibiotics.

The US Department of Agriculture (UDA) has determined that much of the antibiotics use in animal feed provides little therapeutic benefit to the animals. Nevertheless, the Food and Drug Administration (FDA) permits the use in animal feeds of the same or similar antibiotics as those used for the treatment of humans.

This use of antibiotics in animal feeds facilitates the development and spread of resistant pathogens that can be transmitted through food such as Campylobacter jejuni and multidrug resistant Salmonella. Resistant bacteria can also infect, or be spread by, farm workers and can be transmitted to the environment through contaminated air and water. Resistant bacteria are associated with more and more severe illness, increased risk of death, and associated increases in medical costs.

Given these concerns, the FDA, since 2003, has required drug sponsors to show new antibiotics are safe with respect to the development of resistance. Many and perhaps most antibiotics approved for use in feed were approved prior to 2003 and do not meet current FDA standards if these antibiotics are also used in human medicine (FDA Guidance 152). This could lead the FDA or Congress to restrict in-feed antibiotics for livestock producers.

According to its 10-K report, Tyson “has a total herd inventory of more than 300,000 hog,” which represent only 1% of the hogs that Tyson processes with the remainder supplied by contract farmers.

Increasingly, consumers and institutional buyers seek to avoid meat from animals routinely fed antibiotics, and countries such as Denmark have banned the practice. Over 250 health care institutions have signed the healthy foods pledge, endorsed by the American Medical Association, to avoid meat from animals given non-therapeutic antibiotics. While Tyson’s website states its commitment to food safety and the environment, our company fails to address the food safety and environmental concerns raised by the use of antibiotics in the feed given to hogs it raises or purchases.

Board of Directors’ Statement

In Opposition to Shareholder Proposal 3

As the world’s largest meat protein company and the second-largest food production company in the Fortune 500, the Company’s business is complex. In making any decision regarding the Company’s hog production, animal care and processing, the Company’s management considers a broad spectrum of business factors and economic risks that may affect the Company’s financial integrity, operations, and sustainability. The Company’s use of antibiotics for animal health is no exception.

The Company’s hog production operations use only antibiotics that have been approved by the Food & Drug Administration (“FDA”) and which are administered under the direction of a licensed veterinarian in compliance with FDA protocols. The Company believes that the proponents’ proposal interferes with management’s ability to operate the Company’s business. The decision and discretionary authority to administer antibiotics in varying quantities and types that comply with FDA regulations and adhere to industry and veterinary standards should reside with the Company’s management and not with the Company’s shareholders.

In establishing the Company’s antibiotic usage strategy, the Company takes into account a number of factors, including governmental rules and regulations, consumer preferences, animal well-being, food safety, and product quality. These decisions are fundamental to management’s ability to run the Company on a day-to-day basis. The Company has a team of professionals who have the necessary training in food regulations, agricultural science, preventive veterinary medical practices, advances in nutrition, biochemistry, and biosecurity measures necessary to ensure that antibiotics usage at Company-owned and contract farms is properly managed. By seeking to compel the Company to phase out of the use of antibiotics in the Company’s hog production, the proponents desire to substitute their knowledge for the collective knowledge and expertise of the Company management and personnel.

Board Recommendation

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED

AGAINST THE SHAREHOLDER PROPOSAL UNLESS SHAREHOLDERS SPECIFY

A CONTRARY VOTE.

Vote Required

Approval of this shareholder proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting, with the holders of shares of Class A Common Stock and Class B Common Stock voting as a single class.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis provides information regarding the compensation paid to our current and former Chief Executive Officers, Chief Financial Officer and certain other executive officers who were the most highly compensated in fiscal year 2009. These individuals, referred to as “named executive officers” or “NEOs,” are identified below:

•	Leland E. Tollett, Interim President and Chief Executive Officer

•	Dennis Leatherby, Executive Vice President and Chief Financial Officer

•	Richard A. Greubel, Jr., Group Vice President and International President

•	James V. Lochner, Senior Group Vice President, Fresh Meats

•	Donnie Smith, Senior Group Vice President, Poultry and Prepared Foods

•	Richard L. Bond, former President and Chief Executive Officer

Mr. Bond resigned as President and Chief Executive Officer on January 5, 2009 but is included in this section because he served as the Company’s principal executive officer during a portion of fiscal year 2009. Except as otherwise noted, the information provided in this section is as of October 3, 2009, the last day of our 2009 fiscal year, and should be read in conjunction with the detailed tables and narrative descriptions under the section titled “Executive Compensation” in this Proxy Statement. On November 19, 2009, the Company announced the promotions of Mr. Smith to President and Chief Executive Officer and Mr. Lochner to Chief Operating Officer. Accordingly, Messrs. Smith and Lochner entered into new employment contracts. Although not required for inclusion in this Proxy Statement, a short summation of those contracts is provided at the end of this section for shareholders’ information.

Compensation Philosophy and Objectives

Our executive compensation program is designed to provide a competitive level of compensation necessary to attract, motivate and retain talented and experienced executives and to motivate them to achieve short-term and long-term corporate goals that enhance shareholder value. Consistent with this philosophy, the following are the key objectives of our compensation programs.

Attract, Motivate and Retain Key Employees. Our executive compensation program is shaped by the competitive market for management talent in the food industry and at other public and private companies. We believe our executive compensation should be competitive with the organizations with which we compete for talent. As such, it is our goal to provide compensation at levels (both in terms of benefits provided and amounts paid) that attracts, motivates and retains superior executive talent for the long-term.

Shareholder Alignment. One of the objectives of our executive compensation philosophy is to ensure that an appropriate relationship exists among executive pay, the Company’s financial performance and the creation of shareholder value. We believe that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interests.

Link Pay to Performance. We believe that as an executive’s responsibility increases, a larger portion of his or her total compensation should be “at-risk” incentive compensation (both short-term and long-term), subject to corporate, business unit, individual, stock price and/or earnings performance measures. Our compensation program links pay to performance by making a substantial portion of total executive compensation variable, or “at-risk,” through an annual bonus program based on Company earnings and performance goals. As performance goals are met or exceeded, executives are rewarded commensurately. The program also includes the granting of long-term incentive equity awards, including stock options and restricted stock. Historically, the Company has also granted performance-based phantom stock (also referred to as performance stock); however, the Company is phasing out this program as further discussed below.

How We Determine Compensation

Role of the Compensation Committee. The Compensation Committee during fiscal 2009 consisted of independent directors Mr. McNamara, who serves as Chairman of the Compensation Committee, Dr. Hackley, Mr. Sauer, Mr. Thurber and Mr. Zapanta. Mr. Zapanta ceased serving on the Compensation Committee effective November 20, 2009. In general, the Compensation Committee works with management to set compensation philosophy and objectives and to ensure key executives are compensated in accordance with such philosophy and objectives. More specifically, the Compensation Committee periodically reviews and approves the Company’s stated compensation strategy, corporate goals and objectives relevant to management compensation and total compensation policy to ensure they support business objectives, create shareholder value, are consistent with shareholder interests, attract and retain key executive talent and link compensation with corporate performance. The Compensation Committee’s charter describes additional duties and responsibilities of the Compensation Committee with respect to the administration, oversight and determination of executive compensation. These duties and responsibilities include:

•	reviewing and approving the employment contract, annual performance goals, year-end performance relative to these goals and total compensation for our Chief Executive Officer;

•

reviewing and approving the employment contract and total compensation of any executive officer or former executive officer not compensated under the Company’s band structure (which is described below);

•	ratifying employment contracts and related band level designations for the Company’s other NEOs;

•	reviewing the Company’s band structure with management and approving such changes as it deems necessary;

•	referring to the Board all new equity-based plans, incentive compensation plans or amendments to existing equity-based plans or incentive compensation plans;

•	approving and referring to the Board all new compensation plans or amendments to existing plans with material cost impact; and

•	reviewing periodically the Company’s change of control and severance programs and executive benefits and perquisites.

In addition, the Compensation Committee reviews and provides advice on new compensation objectives, plans and related levels for executives when proposed by management. The Compensation Committee also periodically reviews the composition of the peer groups used for competitive pay/performance benchmarking and analyzes total compensation for the Chief Executive Officer and each executive band level as compared to the relevant external benchmarks. A discussion of the peer group and external benchmarks used in establishing compensation is set forth below under the heading “Role of Compensation Consultants/Benchmarking.”

The Compensation Committee works to ensure that its decisions are consistent with tax regulations, relevant law, NYSE listing requirements and handled in a manner that is mutually satisfactory to the Compensation Committee and the Company’s principal shareholder. Because the Company meets the definition of a “controlled company” under NYSE corporate governance rules, the Compensation Committee is not required to determine the compensation of our Chief Executive Officer in its sole discretion. However, the Compensation Committee has approved the employment contracts and total compensation for our Chief Executive Officer since 2003.

Band Structure. Except for our Chief Executive Officer, our executive officers and key employees are compensated based on the Company’s band structure. Our band structure has nine levels, each of which sets forth amounts for target base salary, annual stock option grants, restricted stock grants, target annual cash bonuses and, prior to August 1, 2009, annual performance stock grants (for the top three band levels only) to be awarded to executives designated at such level. For more information about changes to our equity-based compensation made in fiscal year 2009, see the subsection “Elements of Compensation—Equity-Based Compensation.” An executive officer’s band level designation is made by the Chief Executive Officer subject to ratification by the Compensation Committee. The designation is based on the individual’s level of responsibility and ability to affect shareholder value relative to other executive officers and key employees. Each element of compensation paid or awarded under the band structure is fixed at pre-determined amounts with the exception of base salary and annual cash bonuses. The band structure provides a target amount at each band level for base salary and annual cash bonuses, but actual salary and bonuses can be adjusted above or below such targets based on an individual’s responsibility and performance as determined on a case by case basis by such individual’s supervisor.

Our current band structure was established in 2004 by our human resources group and senior management based on their collective review of recommendations and market analysis provided by Hay Group, a compensation consulting firm. Market analysis provided by Hay Group consisted of compensation information for a group of over 800 companies from various industries, over 250 of which had annual sales in excess of $1 billion (which we refer to herein as the “General Industry Group”). The General Industry Group was selected as the benchmark for the Company’s band structure because we believe it serves as a stable representation of national pay levels and is impacted minimally by changes in this group. The Compensation Committee and the Company’s human resources group periodically review the band structure with senior management and suggest adjustments or modifications as they deem necessary to ensure that our executive officers and key employees are generally compensated in accordance with the band design and our compensation philosophies and objectives. For more detailed discussion regarding decisions with respect to each element and amount of compensation provided for in the band structure, see the section below titled “Elements of Compensation.”

Interaction Between the Compensation Committee and Management. Band level designations for all executive officers, other than our Chief Executive Officer, and key employment contract terms (except for adjustments within band levels to base salary and annual cash bonuses for those officers not directly supervised by the Chief Executive Officer) are determined by the Chief Executive Officer in consultation with the Company’s human resources group. The Company’s human resources group presents a summary of the key terms of each executive officer contract, including band level designations, to the Compensation Committee. The Compensation Committee reviews and discusses the contracts and will meet with the Company’s human resources group as it deems necessary to discuss any questions or issues it has regarding these decisions. Once all questions and issues have been addressed to the satisfaction of the Compensation Committee, the Compensation Committee will ultimately ratify these employment contracts and the band level designations.

Role of Compensation Consultants/Benchmarking. Since fiscal year 2001, the Company has retained Hay Group to provide data regarding compensation practices of two groups of companies: the General Industry Group, which is described above, and a certain group of publicly traded companies in the protein and packaged foods industries (which we refer to as the “Compensation Peer Group”). The following companies currently make up the Compensation Peer Group:

Campbell Soup Co.

ConAgra Foods, Inc.

General Mills, Inc.

H.J. Heinz Co.

Hershey Foods Corporation

Hormel Foods Corporation

Kellogg Company

McCormick & Company, Inc.

Pilgrim’s Pride Corp.

Sara Lee Corporation

Smithfield Foods, Inc.

Hay Group furnishes the data to our human resources group, whereupon our human resources group summarizes the data and presents it to the Compensation Committee. The Compensation Committee uses the data in its review of compensation for executive officers (including the NEOs) and compensation levels within our band structure to determine whether the compensation levels are consistent with our compensation philosophy and one of our objectives of providing competitive compensation that attracts, motivates and retains executive talent. In that regard, the Compensation Committee historically targeted total compensation at the 75th percentile of the Compensation Peer Group for our Chief Executive Officer (“CEO”) and the 50th percentile of the broader General Industry Group for the other NEOs. Our CEO’s total compensation historically was targeted at a higher percentile due to his level of responsibility and ability to affect shareholder value relative to the other NEOs. During fiscal year 2009, following consultation with management and Hay Group, the Compensation Committee decided to target our future CEO’s compensation near the median of CEO total compensation among the Compensation Peer Group with a significant opportunity for increased compensation if the performance of the Company allows for greater bonus opportunity and subsequent stock price appreciation. The Compensation Committee believes it is necessary to target our CEO’s compensation based on the smaller Compensation Peer Group, which is made up exclusively of public companies in the food industry, because these are companies against which we compete for the specialized talents and experience possessed by our CEO. On the other hand, because many of the talents possessed by the other NEOs could transcend a variety of industries, the Compensation Committee believes it appropriate to use the General Industry Group in setting their compensation as it represents a cross section of consumer products and other industries, not just food industry companies.

The Compensation Committee is expressly authorized in its charter to retain independent legal, accounting or other advisors or experts at the Company’s expense. In fiscal year 2009, the Compensation Committee retained Hewitt Associates (“Hewitt”) as its independent executive compensation consultant. Hewitt was instructed to provide the Compensation Committee advice and ongoing recommendations regarding material executive compensation decisions, to review compensation proposals of management and to review information and advice provided by Hay Group. Specifically, in fiscal year 2008, Hewitt provided the Compensation Committee market information and analyses regarding potential bonus plans for fiscal year 2009 and potential compensation for the Lead Independent Director. Hewitt has provided no other consulting services to the Company other than the work they performed for the Compensation Committee described above and the provision of information to the Company regarding employee turnover and international employee integration and compensation.

How NEOs Are Compensated

Each NEO has an employment contract with the Company which, among other things, outlines the compensation payable to them. Once compensation decisions are made and an employment contract is executed, the NEO is entitled to receive the compensation provided for in his contract until it terminates or is amended. For a more detailed discussion of each NEO’s employment contract, see the section titled “Employment Contracts” in this Proxy Statement.

Mr. Leland E. Tollett. Mr. Tollett assumed the role of Interim President and Chief Executive Officer of the Company following Mr. Bond’s departure on January 5, 2009. Mr. Tollett’s employment contract was entered into on June 5, 2009, to be effective as of January 5, 2009. Compensation decisions for Mr. Tollett were not based on the Company’s band structure. Instead, compensation payable to Mr. Tollett under his employment contract was determined after negotiations between Mr. Tollett and the Company’s principal shareholder and Lead Independent Director. The Compensation Committee consulted with the principal shareholder and Lead Independent Director throughout the negotiation process and ultimately approved the final terms of the contract before it was executed. The decision to approve Mr. Tollett’s contract and the compensation payable thereunder was based upon:

•	an evaluation of historical total compensation made to individuals with similar responsibilities at companies in the Compensation Peer Group;

•	an evaluation of the proposed total compensation in comparison to the Company’s other executive officers to ensure that compensation is commensurate with level of responsibility; and

•	recommendations from the Company’s human resources group and advice from compensation consultants engaged by the Company and the Compensation Committee.

On November 19, 2009, Mr. Tollett stepped down from his position as Interim President and Chief Executive Officer, though Mr. Tollett’s employment is continuing through a transition period pursuant to his employment contract. At such time as his transition services are no longer needed, which will be determined by the Executive Committee, Mr. Tollett will provide advisory services to the Company under a consulting agreement for a period which ends on Mr. Tollett’s death. Mr. Tollett and the Company agreed to the terms of the consulting agreement in lieu of Mr. Tollett receiving any equity compensation during his tenure as the Interim President and Chief Executive Officer. As compensation for the advisory services provided to the Company under the consulting agreement, Mr. Tollett will receive $300,000 per annum during the term of his consulting agreement (if Mr. Tollett dies during the first ten years of the term of his consulting agreement, the annual cash compensation payment will be paid to his estate until the tenth anniversary of the effective date of his consulting agreement). Also, Mr. Tollett and his spouse will receive health insurance available to Mr. Tollett at the time of his retirement for their respective lifetimes.

Mr. Tollett’s total compensation in fiscal year 2009 was below all Compensation Peer Group members’ total compensation for their chief executive officers based on the most recently available published information. While our CEO’s total compensation has historically been targeted at the higher percentile (i.e., the 75th) of the Compensation Peer Group due to his level of responsibility and ability to affect shareholder value relative to the other NEOs, the elements of compensation payable to Mr. Tollett did not align with this historical trend due to the interim nature of his employment and the agreement between Mr. Tollett and the Company that he would receive the consulting agreement in lieu of any equity awards. Mr. Tollett’s total compensation was based upon a report furnished by Hay Group that focused on the compensation of other interim chief executive officers in relation to their predecessors. Also due to his interim status and anticipated short-term employment, Mr. Tollett’s total compensation package did not include any equity-based compensation, and he did not participate in the Tyson Foods, Inc. Supplemental Executive Retirement and Life Insurance Premium Plan, which is a nonqualified deferred compensation plan providing life insurance protection during employment, and a subsequent retirement benefit, to certain officers of the Company (for details of this plan, see the subsection titled “General Benefits—Deferred Compensation” in this Proxy Statement). A significant portion of Mr. Tollett’s compensation will come pursuant to the aforementioned consulting agreement.

For a more detailed analysis regarding these decisions see the section titled “Elements of Compensation” in this Proxy Statement.

Mr. Richard L. Bond. Mr. Bond served as CEO of the Company for fiscal year 2009 until January 5, 2009. Mr. Bond’s employment contract relating to his position as Chief Executive Officer was entered into on December 19, 2006. Compensation decisions for Mr. Bond were not based on the Company’s band structure. Instead, compensation payable to Mr. Bond under this employment contract was determined after negotiations between Mr. Bond and the Company’s principal shareholder. The Compensation Committee consulted with the principal shareholder throughout the negotiation process and ultimately approved the final terms of the contract before it was executed. The decision to approve Mr. Bond’s contract and the compensation payable thereunder was based upon:

•	an evaluation of historical total compensation made to individuals with similar responsibilities at companies in the Compensation Peer Group;

•	an evaluation of Mr. Bond’s performance by the Compensation Committee;

•	an evaluation of the proposed total compensation in comparison to the Company’s other executive officers to ensure that compensation is commensurate with level of responsibility; and

•	recommendations from the Company’s human resources group and advice from compensation consultants engaged by the Company and the Compensation Committee.

All elements of compensation payable to Mr. Bond under his employment contract while he served as Chief Executive Officer of the Company were fixed except base salary and annual cash bonuses. Decisions regarding whether to increase Mr. Bond’s salary and his participation in the Company’s annual cash bonus programs were made annually by the Compensation Committee. For a more detailed analysis regarding these decisions see the section titled “Elements of Compensation” in this Proxy Statement.

Mr. Bond resigned his position as President and Chief Executive Officer of the Company on January 5, 2009. The Company entered into an agreement with Mr. Bond on January 16, 2009, effective as of January 5, 2009, pursuant to which Mr. Bond will provide advisory services to the Company for a ten year period following his resignation. As compensation for these services, the Company will pay Mr. Bond $757,620 per annum for the first five years following his resignation, and $378,810 per annum for the next five years. In addition, the Company conveyed to Mr. Bond his Company-provided automobile, and Mr. Bond will remain eligible to receive certain perquisites (and the Company will reimburse Mr. Bond for any income tax liability incurred by Mr. Bond in connection with the conveyance of the automobile or such perquisites). During the term of the agreement, Mr. Bond and his spouse will receive health insurance available to Mr. Bond at the time of his retirement. Also, the Company will pay the annual premium on Mr. Bond’s life insurance policy, and Mr. Bond will remain eligible to receive payments under the SERP (defined and described in the subsection titled “General Benefits—Deferred Compensation”) annually in the amount of $264,057, less any required tax withholdings. The agreement provides that Mr. Bond’s outstanding restricted stock award of 383,721 shares and certain stock options will remain outstanding, while others were canceled. The vesting of the restricted stock award was accelerated from October 4, 2010 to October 5, 2009. Mr. Bond’s agreement provides for a non-compete obligation from Mr. Bond for a period of one year following the termination of the agreement. Additionally, Mr. Bond is permitted personal use of Company-owned aircraft for up to 25 hours per year from January 5, 2009 through January 4, 2012, and the Company has agreed to reimburse and gross-up any tax liability incurred by Mr. Bond through his use of Company-owned aircraft.

All Other NEOs. The compensation payable to Messrs. Leatherby, Greubel, Lochner and Smith under their respective employment contracts is based on the band level designated to them prior to execution of their respective contracts. In fiscal year 2009, Messrs. Lochner and Smith were compensated at the first band level and Messrs. Leatherby and Greubel were compensated at the second band level.

Elements of Compensation

The Company’s executive compensation program consists of:

•	base salary;

•	cash bonuses;

•	equity-based compensation;

•	financial, retirement and welfare benefit plans; and

•	certain defined perquisites.

Compensation Mix

Because of the ability of executive officers to directly influence the overall performance of the Company, and consistent with our philosophy of linking pay to performance, it is our goal to allocate a significant portion of compensation paid to our executive officers to performance-based, short- and long-term incentive programs. In addition, as an employee’s responsibility and ability to affect the financial results of the Company increases, base salary becomes a smaller component of total compensation and long-term, equity-based compensation becomes a larger component of total compensation, further aligning his or her interests with those of the Company and its shareholders. We also strive to allocate total compensation in a manner that is market competitive with our peer groups. The chart below illustrates the mix of total compensation for Messrs. Leatherby, Greubel, Lochner and Smith, as a group, based on compensation paid in fiscal year 2009. Mr. Bond is not included in the table below because his fiscal year 2009 compensation was significantly affected by his resignation which would produce atypical results for purposes of demonstrating the Company’s goals regarding the total mix of compensation paid to executive officers. Mr. Tollett is not included in the table below because his fiscal year 2009 compensation was based on his employment on an interim basis, which would also produce atypical results for purposes of demonstrating the compensation mix with respect to executive officers.

Compensation Element	2009 Total Compensation Mix for Messrs. Leatherby, Greubel, Lochner and Smith
Base Salary	44.4%
Cash Bonuses	0
Equity-Based Compensation	29.7%
Financial, Retirement and Welfare Benefit Plans and Perquisites	25.9%

Base Salary

Base salary is one element of executive compensation used to compensate NEOs for services rendered during the fiscal year. Each NEO’s employment contract with the Company sets a floor amount for base salary. The Compensation Committee approved such amounts for Mr. Bond and Mr. Tollett as part of its process in approving their respective employment contracts. Base salary amounts for all other NEOs are based on each NEO’s pre-determined band level. The Company’s band structure sets forth a target amount for base salary at each level. The Chief Executive Officer has discretion to set base salary above or below the target amount as he deems appropriate based on each NEO’s level of responsibility when employment contracts for these individuals are entered into or amended.

The employment contract for each NEO states that base salary is subject to annual increases but not decreases. The Compensation Committee had the ability to increase Messrs. Bond’s and Tollett’s base salary annually as it deemed appropriate. The Chief Executive Officer has the discretion to make increases to base salaries for the other NEOs as he deems appropriate. In determining whether to increase an NEO’s base salary, the Compensation Committee or the Chief Executive Officer, as applicable, considers the individual’s (i) past performance, (ii) potential for advancement with the Company, (iii) changes in level and scope of responsibility, and (iv) salaries of persons holding comparably responsible positions at companies in the General Industry Group. The Compensation Committee or the Chief Executive Officer also consider the Company’s general approach for annual salary merit increases for management to take into account cost of living adjustments. Neither the Chief Executive Officer nor the Compensation Committee assigns a particular weight to any factor. Annual salary merit increases for NEOs that are approved by the Chief Executive Officer are generally consistent with merit increases for other officers and management personnel.

Based on the challenging economic environment and negative measures of certain indices tracking cost of living in fiscal year 2009, no merit increases were awarded to any NEO. However, Mr. Smith’s annual base salary increased from $450,000 to $550,000 based on his promotion to Senior Group Vice President of Poultry and Prepared Foods in January 2009.

Annual Cash Bonuses

The employment contracts with our NEOs provide them an opportunity to receive cash bonus awards each year. In fiscal year 2009, the Company maintained two cash bonus plans: an earnings-based cash bonus program for management (“Earnings-Based Bonus Plan”) and the Executive Incentive Plan. The Earnings-Based Bonus Plan was adopted by the Board on August 3, 2007. The Executive Incentive Plan was adopted by the Compensation Committee on December 3, 2004 and approved by the shareholders on February 4, 2005. In accordance with Section 162(m), shareholders are being asked to reapprove the Executive Incentive Plan at the Annual Meeting. These plans are designed to align the interests of management towards the achievement of a common corporate goal and, through discretionary adjustment features available to supervisors, allow for the recognition of division and individual performance. The Executive Incentive Plan is also designed to maximize the Company’s ability to deduct for tax purposes performance-based compensation paid to NEOs. Participants in the Executive Incentive Plan are selected each year by the Compensation Committee based on their potential to receive total compensation that may not otherwise be deductible by the Company for tax purposes. An NEO selected to participate in the Executive Incentive Plan is not eligible to participate in the Earnings-Based Bonus Plan.

Earnings-Based Bonus Plan. Messrs. Tollett, Leatherby, Greubel, Lochner and Smith were eligible to participate in the Earnings-Based Bonus Plan in fiscal year 2009. Bonus opportunities under this plan are expressed as a percentage of an individual’s base salary and the applicable percentage is based on that individual’s band level. Although Mr. Tollett was eligible to participate, no percentage was established for him because in January 2009 it appeared unlikely the Company’s Adjusted EBIT (as described in the next paragraph) would warrant the payment of any bonuses under this plan. The Company’s band structure sets forth target amounts for each level; however, these amounts are subject to adjustment above or below the target percentage each year by the Chief Executive Officer (and supervising officers with respect to those officers not reporting directly to the Chief Executive Officer). In addition, the actual amount of bonus paid is subject to adjustment by the Chief Executive Officer based on each individual’s level of responsibility relative to other executive officers and performance during the fiscal year. Adjustments are also made with the goal of maintaining the awards at or near the 50th percentile of similar awards for persons holding comparably responsible positions at companies in the General Industry Group. The Chief Executive Officer made no adjustments above or below the target percentages with respect to any NEO in fiscal year 2009.

The common corporate goal upon which awards under the Earnings-Based Bonus Plan are based is referred to as “Adjusted EBIT.” EBIT is the Company’s earnings before the payment of interest and taxes, and Adjusted EBIT omits any unusual or unique items, such as one-time gains or losses. The Compensation Committee believes Adjusted EBIT is an appropriate measure of Company performance to utilize in making performance-based compensation decisions because senior management uses this same measure, among others, to evaluate the day-to-day performance of the business. Each year, management sets a threshold Adjusted EBIT amount and a target Adjusted EBIT amount under the Earnings-Based Bonus Plan which are reviewed by the Compensation Committee. Generally, no bonuses are paid under the Earnings-Based Bonus Plan unless the Company achieves the threshold Adjusted EBIT amount. The Compensation Committee can recommend to the full Board, however, that bonuses be awarded notwithstanding the fact that the Company failed to achieve the threshold Adjusted EBIT amount. Since inception of the Earnings-Based Bonus Plan, no bonuses have been paid under the plan unless the Company achieved the threshold Adjusted EBIT amount. If the target Adjusted EBIT amount is achieved, participants in the plan are eligible to receive 100% of their target bonus opportunity, subject to adjustment as described above. If the Company’s actual Adjusted EBIT is greater than the threshold level but less than the target level, participants are eligible to receive a prorated percentage of their target bonus opportunity based on where the actual Adjusted EBIT amount falls between the threshold and target levels, and if the Company’s actual Adjusted EBIT is greater than the target level, participants are eligible to receive a percentage in excess of 100% of their target bonus opportunity based on where the actual Adjusted EBIT amount falls above the target level, in each case subject to adjustment as described above. For fiscal year 2009, the threshold Adjusted EBIT amount was $500 million and the target Adjusted EBIT amount was $900 million.

The table below sets forth the target bonus amounts for each NEO eligible to participate in the Earnings-Based Bonus Plan, other than Mr. Tollett, at the target Adjusted EBIT level.

	Target Bonus Opportunity at Target Adjusted EBIT
NEO	Expressed as dollars	Expressed as a percentage of fiscal year-end base salary
Dennis Leatherby	$450,000	100%
Richard A. Greubel, Jr.	$450,000	100%
James V. Lochner	$649,000	110%
Donnie Smith	$605,000	110%

In fiscal year 2009, the Company’s actual Adjusted EBIT was below the threshold Adjusted EBIT amount. Therefore, none of the NEOs participating in the Earnings-Based Bonus Plan were eligible to receive bonuses under the Earnings-Based Bonus Plan, and the Company did not pay any bonuses under the Earnings-Based Bonus Plan.

Executive Incentive Plan. As with the Earnings-Based Bonus Plan, the Executive Incentive Plan is designed to align the interests of management towards the achievement of a common corporate goal and, through discretionary adjustment features available to the Compensation Committee, allow for the recognition of division and individual performance. The Executive Incentive Plan is also designed to maximize the Company’s ability to deduct for tax purposes performance-based compensation paid to executive officers. For fiscal year 2009, the Compensation Committee designated Mr. Bond as the only eligible participant under the Executive Incentive Plan; however, when Mr. Bond resigned on January 5, 2009 he relinquished the right to receive any payment thereunder. As such, no cash bonuses were paid under the Executive Incentive Plan in fiscal year 2009.

Equity-Based Compensation

We believe equity-based compensation is an effective long-term incentive for executives and managers to create value for shareholders as the value of such compensation has a strong correlation to appreciation in the Company’s stock price. Each NEO’s employment contract establishes the amounts of equity-based compensation the NEO will receive, if any, during the term of the contract. Given Mr. Tollett’s interim status, and the desire of the Company and Mr. Tollett to enter into the consulting agreement, equity-based compensation was not a part of his contract. For Messrs. Leatherby, Greubel, Lochner and Smith, these amounts were determined based on their band level. The Company’s current band structure sets forth the number of stock options and the dollar amount of restricted stock and performance stock to be awarded. However, unlike base salary and cash bonuses, these amounts are not subject to adjustment.

The amounts and types of equity-based compensation to be awarded by the Company are determined by management and/or the Compensation Committee with a view towards aligning the interests of executives and other managers with the interests of the Company’s shareholders. In determining these amounts, management and the Compensation Committee review the relation of long-term compensation to cash compensation and the perceived need of providing additional incentives to executives and managers to increase shareholder value. In addition, the value of equity-based compensation awarded to NEOs is compared to awards made to executives in similar positions within the peer groups.

Historically, restricted stock was the primary component of equity compensation. However, in 2009, the Company, after receiving advice from Hay Group and in consultation with the Compensation Committee, decided to shorten the term of executive contracts (from five years to three years) and adjusted equity compensation to (i) decrease grants of restricted stock (in part, as a reflection of shorter employment contract terms), (ii) increase annual option grants and (iii) eliminate performance shares. With respect to increased options and decreased restricted stock grants, the Company made these adjustments in an effort to better balance and align NEOs’ short- and long-term incentives with shareholders’ interests, based on the Company’s belief that stock options provide NEOs with more incentive than restricted stock to increase returns and obtain increased share value, as the value of any stock options granted by the Company resides in the increase in share price over their grant prices. The Company’s decision to eliminate performance shares was based on the Compensation Committee’s belief that the Company’s share price will reflect performance in a manner similar to performance stock measures, but stock options provide NEOs with a more direct means of achieving incentives that align with shareholders’ interests.

Stock Options. Each NEO’s employment contract sets forth the number of stock options the NEO is entitled to receive when the Company grants options to management. Stock options allow the Company to provide employees with a different incentive than base salary and cash bonuses because the options increase in value based on Company success rather than individual performance. Such options are awarded and approved annually by the Compensation Committee prior to or on a pre-determined grant date. The grant date for the fiscal year awards currently occurs four business days after the Company announces fiscal year-end financial results. The exercise price for option awards is the closing price for our stock as reported on the NYSE on the grant date. Option awards expire 10 years after the grant date. The Company does not backdate, re-price or grant equity awards retroactively. All awarded stock options vest in annual increments beginning on the second anniversary of the date of the award and become fully vested after five years; however, beginning in fiscal year 2010 the stock options will vest in equal annual increments beginning on the first anniversary of the date of the award and become fully vested after three years. The Compensation Committee approved the 2009 fiscal year stock option awards at its meeting held on November 13, 2008 with a grant date of November 14, 2008. For details regarding stock options granted to the NEOs in fiscal year 2009, see the table titled “Grants of Plan Based Awards During Fiscal Year 2009” in this Proxy Statement.

Restricted Stock. Restricted stock is granted when an employment contract is signed by an executive, and the number of shares of restricted stock to be awarded is set forth in the contract. The value of the restricted stock to be awarded to an NEO, other than the CEO, is based on his or her designated band level. The actual number of shares of restricted stock granted is determined by dividing the designated band dollar value for restricted stock by the closing stock price on the day prior to the date the contract is offered. For example, if the designated band dollar value for restricted stock is $300,000 and the closing stock price on the day prior to the date the contract is offered to the executive is $15 per share, the contract offered to the executive will include a grant of 20,000 shares of restricted stock. Shares of restricted stock historically vested on the fifth anniversary of the grant date; however, for restricted stock grants made after August 1, 2009 the vesting period was shortened such that these restricted stock grants vest on the third anniversary of the grant date. For details regarding restricted stock awards granted to the NEOs in fiscal year 2009, see the table titled “Grants of Plan Based Awards During Fiscal Year 2009” in this Proxy Statement.

Performance Stock. Performance stock awards represent the right to receive shares of Company stock if certain performance criteria are met within the time period indicated in the grant. Performance criteria are typically measured three years from the date of grant and, if the performance criteria are achieved within this time period, the award typically vests two days thereafter. On an annual basis, the Company’s senior management and human resources group meet to discuss the performance criteria options to be considered for the following year’s grants, which options are included in the Tyson Foods, Inc. 2000 Stock Incentive Plan. A list of eligible criteria were approved by shareholders to ensure tax deductibility for performance-based compensation. Based on these discussions and the direction provided by the Compensation Committee, the Company’s human resources group will prepare several options for the Compensation Committee’s review at its regularly scheduled August meeting. Through the course of its review and discussions, the Compensation Committee chooses one or more options that the Compensation Committee reasonably believes provide the appropriate balance between (i) significant performance measures aimed at increasing shareholder value if achieved, and (ii) performance measures that are reasonably attainable so as to motivate the officers to achieve the performance goals.

The performance criteria adopted by the Compensation Committee for performance stock awards granted in fiscal year 2009 compared the Company’s stock price performance against the stock price performance of companies making up the Compensation Peer Group. The right to receive Company stock under the performance shares is conditioned upon the executive officer remaining continuously in the employment of the Company from the grant date through the vesting date, subject to certain exceptions involving the death, disability or retirement of the executive officer. The vesting of performance shares awards granted in fiscal year 2009 is as follows:

•	33.33% of such shares vest if the Company’s stock outperforms five members of the Compensation Peer Group over a three-year period;

•	66.67% of such shares vest if the Company’s stock outperforms seven members of the Compensation Peer Group over a three-year period; and

•	all such shares vest if the Company’s stock outperforms nine members of the Compensation Peer Group over a three-year period.

The amount of annual performance stock awards were determined when the eligible NEOs entered into or amended their respective employment contracts. For all NEOs other than the CEO, this determination was based on such officer’s band level. The Company’s band structure and each NEO’s employment contract, other than

Mr. Tollett’s and Mr. Bond’s, sets forth the aggregate dollar value of the performance stock to be awarded annually. The actual number of shares of performance stock granted is determined by dividing the designated band dollar value for performance shares by the closing price of the Company’s stock on the last trading day of the fiscal year. The grant date for annual performance stock awards occurs on the first business day of the fiscal year. The Compensation Committee approved the fiscal year 2009 performance stock awards at its November 13, 2008 meeting with a grant date of September 29, 2008. After August 1, 2009, new employment contracts did not contain provisions for performance stock awards and except where required by existing contract, the Company does not intend for performance stock awards to be a part of future executive officer compensation packages. For details regarding performance stock awards granted to the NEOs in fiscal year 2009, see the table titled “Grants of Plan Based Awards During Fiscal Year 2009” in this Proxy Statement.

General Benefits

Our NEOs are eligible to participate in the Company’s financial, retirement and welfare plans that are generally available to all employees of the Company. The NEOs are also eligible to participate in certain plans, which are described below, that are only available to contracted officers and managers. We believe these benefits are comparable to the benefits offered by the companies in our peer groups according to market data and that these benefits are a basic component in attracting, motivating and retaining executives.

Deferred Compensation. The Tyson Foods, Inc. Supplemental Executive Retirement and Life Insurance Premium Plan (“SERP”) is a nonqualified deferred compensation plan providing life insurance protection during employment, and a subsequent retirement benefit, to certain officers of the Company or any subsidiary or affiliate who are party to a written employment contract, including all NEOs, other than Mr. Tollett. The retirement benefit is a lifetime annuity, and the primary formula for calculating the amount of such benefit is one percent of the average annual compensation paid to the participant for his or her final five years of service multiplied by his or her years of creditable service. The SERP also provides for catch-up accruals for certain grandfathered participants (officers prior to 2002 receive an additional one percent of their final 5 year average annual compensation multiplied by their final five years of creditable service). In addition, participants with at least 20 years of vesting service are generally eligible for a minimum benefit and a tax gross-up based on the amount of their executive life insurance premium at the male nonsmoker rate. Participants do not vest in the retirement benefits until attaining age 62, although a participant who attains at least age 55 and whose combination of age and years of vesting service equal or exceed 70 vests on the date that the early vesting rule is satisfied. A participant who vests in his or her retirement benefit prior to age 62 may retire early and receive an actuarially reduced benefit. A participant who terminates employment before vesting or who is terminated for cause, even if fully vested, is not entitled to any benefits under the SERP. A participant who terminates because of disability is eligible for a fully vested and unreduced minimum benefit. The Compensation Committee has the discretion to grant early retirement benefits under the plan.

If a participant in the SERP dies, the participant’s beneficiaries receive a death benefit under the life insurance portion of the SERP. As of October 3, 2009, the life insurance portion of the SERP provided a death benefit of $2,000,000 for each of Messrs. Leatherby, Greubel, Lochner and Smith. Given the interim nature of his employment, Mr. Tollett does not participate in the SERP. Pursuant to an agreement executed between the Company and Mr. Bond upon his resignation, in April 2010 Mr. Bond will begin receiving annual SERP benefits in the amount of $264,057 less any required tax withholdings. Additional information about our SERP is included in the narrative text following the table titled “Pension Benefits for Fiscal Year 2009” in this Proxy Statement.

Welfare Plans. Our NEOs and other executives participate in our broad based employee welfare plans, including medical, dental, vision and insurance. These plans and benefits are available to all salaried employees. In addition, contracted officers and managers, including our NEOs, have an additional health insurance benefit, known as the Executive Medical Reimbursement Plan (“EMRP”). The EMRP reimburses contracted officers and certain contracted managers of the Company or any subsidiary or affiliate (including the NEOs) and their covered dependents up to 100% of medical, prescription drug, dental and vision expenses not covered by Company plans. The benefits eligible to be reimbursed include only those expenses allowable as tax deductions for the Company under tax regulations existing at the time of reimbursement. Benefits through this plan are limited to annual maximums which vary based on position with the Company ($30,000 for each NEO). Each participant is charged a supplemental premium for this benefit.

Retirement Plans. We also provide the following qualified and nonqualified plans to the NEOs:

•	Employee Stock Purchase Plan;

•	Retirement Savings Plan;

•	Executive Savings Plan; and

•	Executive Long-Term Disability Plan.

With the exception of the Executive Savings Plan and the Executive Long-Term Disability Plan, the NEOs are eligible to participate in the same tax qualified financial and retirement plans as the Company’s other employees.

Employee Stock Purchase Plan. The Employee Stock Purchase Plan is a nonqualified benefit plan available to all NEOs and to most employees (some bargaining units do not participate). The purpose of the plan is to offer employees who participate a way to purchase our common stock on terms better than those available to a typical investor. Participants are eligible to participate on the first day of the month following three months of service and can contribute (on an after tax basis) up to 20% of base pay to this plan per pay period. After one year of service the Company will match 25% of the first 10% of base pay contributed. The plan provides for 100% immediate vesting.

Retirement Savings Plan. The Retirement Savings Plan is a qualified benefit plan (401(k)) available to all NEOs and to most employees (some bargaining units do not participate). The plan allows employees who participate to save money for retirement while deferring income taxes on the amount saved and any earnings on those amounts until the funds are withdrawn. Participants are eligible to participate on the first day of the month following three months of service and can contribute from 2% to 60% of base pay to this plan per pay period, subject to IRS annual limits on contributions and compensation. After one year of service the Company will match 100% of the first 3% of base pay contributed, plus 50% of the next 2% contributed. This plan provides for 100% immediate vesting.

Executive Savings Plan. The Executive Savings Plan is a nonqualified deferred compensation plan available to the NEOs and other highly compensated employees of the Company. The plan is available for those who wish to defer additional dollars over and above the IRS limits for qualified plans. After reaching the annual IRS limits in the Retirement Savings Plan, participants can begin deferring up to 100% of base pay into this plan. Participants can also defer up to 100% of annual bonus to this plan. All deferrals and payout elections to this plan must be elected by December of the year prior to the deferral year. This plan provides Company matching contributions in the same manner and amount as the Retirement Savings Plan. Participants in the plan have the option to invest deferred monies in an account accruing interest at the prime lending rate plus 2%. This plan provides for 100% immediate vesting. Additional information on the Executive Savings Plan can be found in the narrative text following the table titled “Nonqualified Deferred Compensation for Fiscal Year 2009” in this Proxy Statement.

Executive Long-Term Disability Plan. Officers and certain managers of the Company or any subsidiary or affiliate who are party to a written employment contract (including the NEOs) participate in the Executive Long-Term Disability Plan. This plan replaces (tax free) up to 60% of “insured earnings” to a maximum benefit of $25,000 per month. “Insured Earnings” includes salary, annual bonus and a portion of the current estimated value of restricted stock and stock options. The value of the premiums paid by the Company, plus estimated income taxes thereon, are included in the participant’s taxable income.

Perquisites

Pursuant to the employment contracts with the NEOs, we provide certain perquisites that the Compensation Committee believes are reasonable and consistent with our overall compensation program. The Company pays any taxes owed by the NEOs on certain of these perquisites. The value of these perquisites and the estimated income taxes thereon are imputed as income to the executive. The Compensation Committee believes that these personal benefits provide executives with benefits comparable to those they would receive at other companies within our peer groups and are necessary for us to remain competitive in the marketplace. The Compensation Committee reviews the perquisites on a periodic basis, to ensure that they are appropriate in light of the Company’s total compensation program and market practice.

For the last completed fiscal year, we provided the following personal benefits to the listed NEOs:

•	Use of Company-owned aircraft (Messrs. Bond and Tollett and all other NEOs when approved by the Chief Executive Officer)

•	Automobile allowance (Mr. Bond)

•	Country club membership dues (Mr. Bond)

•	Life insurance policy (All NEOs)

•	Reimbursement for tax and estate planning advice (Mr. Bond)

•	Personal cellular phones (All NEOs)

•	Event tickets (All NEOs)

•	Relocation expenses (All NEOs)

•	Executive Medical Reimbursement Plan (All NEOs)

•	Executive Long-Term Disability Plan (All NEOs)

With the exception of use of Company-owned aircraft, a life insurance policy, personal cellular phones and the Executive Medical Reimbursement Plan, Mr. Bond’s eligibility for these perquisites ceased upon his resignation on January 5, 2009. The attributed cost of the perquisites described above for the NEOs for the fiscal year ended October 3, 2009 is described in the “All Other Compensation” column of the “Summary Compensation Table for Fiscal Years 2009, 2008 and 2007” in this Proxy Statement.

Employment Contracts

The Company has entered into employment contracts with each NEO. A summary description of these contracts is provided below.

Mr. Leland E. Tollett. On June 5, 2009, the Company and Mr. Tollett entered into an Executive Employment Agreement, to be effective as of January 5, 2009, relating to Mr. Tollett’s service as Interim President and Chief Executive Officer. Pursuant to his employment contract, Mr. Tollett was entitled to receive a minimum base salary of $600,000 per annum. In addition, any bonus plan for Mr. Tollett was to be agreed-upon and submitted to the Compensation Committee for approval. Mr. Tollett was also eligible to utilize Company-owned aircraft for personal use, as described in this Proxy Statement. The Company also agreed to reimburse Mr. Tollett for any and all income tax liability incurred by Mr. Tollett in connection with this perquisite. Mr. Tollett’s employment contract provides for a three-year non-compete obligation from Mr. Tollett following the termination of employment with the Company.

On November 19, 2009, Mr. Tollett stepped down from his position as Interim President and Chief Executive Officer, but his employment is continuing through a transition period pursuant to his employment contract. At such time as his transition services are no longer needed, which will be determined by the Executive Committee, Mr. Tollett will provide advisory services to the Company under a consulting agreement for a period which ends on Mr. Tollett’s death. Mr. Tollett and the Company agreed to the terms of the consulting agreement in lieu of Mr. Tollett receiving any equity-based compensation during his tenure as the Interim President and Chief Executive Officer. As compensation for the advisory services provided to the Company under the consulting agreement, Mr. Tollett will receive $300,000 per annum during the term of his consulting agreement (if Mr. Tollett dies during the first ten years of the term of his consulting agreement, the annual cash compensation payment will be paid to his estate until the tenth anniversary of the effective date of his consulting agreement). Also, Mr. Tollett and his spouse will receive health insurance available to Mr. Tollett at the time of his retirement for their respective lifetimes.

Mr. Richard L. Bond. On December 19, 2006, the Company and Mr. Bond entered into a Second Amended and Restated Employment Agreement relating to Mr. Bond’s service as President and Chief Executive Officer. The term of Mr. Bond’s employment under this contract provided that it would terminate on December 31, 2009, unless terminated or mutually extended prior to such date. Pursuant to his employment contract, Mr. Bond was entitled to receive a minimum base salary of $1,220,000 per annum and annual option grants of 500,000 shares of Class A Common Stock on the date that option grants are awarded generally to other employees of the Company in each of the Company’s 2008 and 2009 fiscal years. In addition, Mr. Bond was eligible to receive cash bonuses under the Earnings-Based Bonus Plan or Executive Incentive Plan for each fiscal year during the term of his employment. Mr. Bond was also eligible to receive certain perquisites. In addition, the Company agreed to reimburse Mr. Bond for any and all income tax liability incurred by Mr. Bond in connection with certain of these perquisites.

Mr. Bond resigned his position as President and Chief Executive Officer of the Company on January 5, 2009. The Company entered into an agreement with Mr. Bond on January 16, 2009, effective as of January 5, 2009, pursuant to which Mr. Bond will provide advisory services to the Company for a ten year period. As compensation for these services, the Company will pay Mr. Bond $757,620 per annum for the first five years following his resignation, and $378,810 per annum for the next five years. In addition, the Company conveyed to Mr. Bond his Company-provided automobile, and Mr. Bond will remain eligible to receive certain perquisites (and the Company will reimburse Mr. Bond for any income tax liability incurred by Mr. Bond in connection with the conveyance of the automobile or such perquisites). During the term of the agreement, Mr. Bond and his spouse will receive health insurance available to Mr. Bond at the time of his retirement. In addition, the Company will pay the annual premium on Mr. Bond’s life insurance policy, and Mr. Bond will remain eligible to receive payments under the SERP annually in the amount of $264,057, less any required tax withholdings. The agreement provides that Mr. Bond’s outstanding and unvested restricted stock award of 383,721 shares and certain outstanding stock options will remain outstanding, while others were canceled. The vesting of the restricted stock award was accelerated from October 4, 2010 to October 5, 2009. Mr. Bond’s agreement provides for a non-compete obligation from Mr. Bond for a period of one year following the termination of the agreement. Additionally, Mr. Bond is permitted personal use of Company-owned aircraft for up to 25 hours per year from January 5, 2009 through January 4, 2012, and the Company has agreed to reimburse and gross-up any tax liability incurred by Mr. Bond through his use of Company-owned aircraft.

Other Executive Officers. We also have employment contracts with our other executive officers, including Messrs. Leatherby, Greubel, Lochner and Smith. The contracts for Messrs. Leatherby, Greubel and Lochner have terms of five years and the contract for Mr. Smith has a term of three years and each contract provides for a one-year non-compete obligation from the executive officer following the termination of employment with the Company. The contracts provide for, among other things, a minimum base salary and participation in Company employee benefit plans including, specifically, stock options and restricted stock as an incentive to an officer’s long term commitment to the Company and the willingness to agree to a one-year non-compete obligation. Messrs. Smith and Lochner entered into new employment contracts in connection with their appointments as (i) President and Chief Executive Officer and (ii) Chief Operating Officer, respectively, on November 19, 2009. For a more detailed discussion of these contracts, see the subsection titled “2010 Employment Contracts for Messrs. Smith and Lochner.”

The employment contract for Mr. Leatherby became effective on June 6, 2008 and provides for, among other things, a minimum base salary of $450,000 per year, a grant of 40,000 options on each grant date specified by the Company for the grant of options to employees generally that occurs during the term of his contract, a one-time award of 41,399 shares of restricted stock and an award of performance stock having a maximum aggregate value of $225,000 on the first business day of each of the Company’s 2009, 2010, 2011, 2012 and 2013 fiscal years.

The employment contract for Mr. Greubel became effective on May 3, 2007 and provides for, among other things, a minimum base salary of $430,000 per year, a grant of 40,000 options on each grant date specified by the Company for the grant of options to employees generally that occurs during the term of his contract, a one-time award of 12,281 shares of restricted stock and an award of performance stock having a maximum aggregate value of $375,000 on the first business day of each of the Company’s 2008, 2009 and 2010 fiscal years.

The employment contract Mr. Lochner was subject to in fiscal year 2009 became effective on October 3, 2005 and provided for, among other things, a minimum base salary of $515,000 per year, a grant of 50,000 options on each grant date specified by the Company for the grant of options to employees generally that occurs during the term of his contract, a one-time award of 18,061 shares of restricted stock and an award of performance stock having a maximum aggregate value of $450,000 on the first business day of each of the Company’s 2006, 2007 and 2008 fiscal years.

The employment contract Mr. Smith was subject to at the end of fiscal year 2009 became effective on August 10, 2009 and provided for, among other things, a minimum base salary of $550,000 per year, a grant of 117,680 options on each grant date specified by the Company for the grant of options to employees generally that occurs during the term of his contract and a one-time award of 26,247 shares of restricted stock. Under Mr. Smith’s previous contract, 53,075 restricted shares had been issued and were scheduled to vest on various dates through 2012. In conjunction with the termination of the previous contract, Mr. Smith elected to receive an immediate vesting of 41,098 of such restricted shares and the remaining 11,977 restricted shares were cancelled.

The minimum base salary for our NEOs are subject to increase by the CEO each year. In addition, the officers are eligible to receive cash bonuses under one of the Company’s cash bonus plans and annual equity awards based on such officer’s band level. While the contracts terminate by their terms after five years (except for Mr. Smith’s August 10, 2009 contract, which terminates in three years), the NEO has the right to terminate it, subject to the non-compete obligation, at any time upon ninety days’ notice, and the Company has the right to terminate the contract at any time upon written notice subject to the obligation to continue to pay base salary for a period specified in the contract and subject to provisions relating to the early vesting of equity-based compensation upon such termination.

In 2009, the Company undertook a review of its employment contracts with executives in an effort to determine if present length of contract and vesting terms were consistent with the Compensation Peer Group and the General Industry Group. Based upon this review, the Company, in consultation with the Compensation Committee, decided to shorten the term of executive contracts (from five years to three years).

Certain Benefits Upon a Change in Control

Termination following a Change in Control. Except for Mr. Tollett’s employment contract, each employment contract between the Company and our NEOs in fiscal year 2009 contained certain benefits payable to the officer if the officer’s employment was terminated without cause following a change in control of the Company. The Compensation Committee believes these benefits are an important part of the total executive compensation program because they protect the Company’s interest in the continuity and stability of the executive group. The Compensation Committee also believes that the change in control benefits are necessary to retain and attract highly qualified executives and help to keep them focused on minimizing interruptions in business operations by reducing any concerns they may have of being terminated prematurely and without cause during any ownership transition. Because of the anticipated short term nature of Mr. Tollett’s employment contract and the corresponding lack of equity-based compensation that normally becomes payable over an extended period, change in control provisions were not included in Mr. Tollett’s employment contract.

Impact of Change in Control on the SERP. No later than thirty days after a change in control of the Company a grantor trust will be created under the SERP and will be funded with the present value of the higher of (i) the minimum defined benefit, or (ii) all accrued benefits for each participant under the SERP. Participants will vest in a benefit equal to the amount calculated under the general provisions of the SERP as of the effective date of the change in control, but without regard to any age or service requirements, if following the change in control the SERP is terminated in a manner that adversely affects a participant or a participant experiences a termination of employment (other than a voluntary resignation without good reason or an involuntary termination for cause). For this purpose, “good reason” means: (i) a substantial adverse change in position, duties, title or responsibilities; (ii) any material reduction in base salary or annual bonus opportunity or benefit plan coverages; (iii) any relocation required by the Company to an office or location more than 25 miles from the current location; or (iv) failure by a successor to assume the plan. Payment of the amount calculated as of the effective date of the change in control would begin following termination of employment, regardless of age, on an actuarially adjusted basis.

Executive Life Insurance Program. Following a change in control of the Company, the Company will continue to pay the annual life insurance premiums (plus a tax gross-up based on the withholding rates for supplemental wages) under the Executive Life Insurance Program for active participants on the date of the change in control up to the earlier of termination of employment or age 62.

Severance and change in control information is more particularly described in the sections titled “Potential Payments Upon Termination” and “Potential Payments Upon a Change in Control” in this Proxy Statement.

Tax and Accounting Considerations

Limits on Deductibility of Compensation. Section 162(m) generally prevents public corporations from deducting as a business expense that portion of compensation paid to NEOs that exceeds $1,000,000 unless it qualifies as “performance-based compensation” under Section 162(m). The goal of the Compensation Committee is to comply with the requirements of Section 162(m), to the extent possible, to avoid losing this deduction. However, the Compensation Committee may elect to provide compensation outside those requirements when necessary to achieve its compensation objectives. For this and other reasons, the Compensation Committee will not necessarily limit executive compensation to the amount deductible under Section 162(m). The Compensation Committee will consider various alternatives to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives. Compensation paid under the Company’s Executive Incentive Plan is deductible under Section 162(m). The Executive Incentive Plan serves two purposes: (1) to reward executive officers for the achievement by the Company of certain goals and (2) to allow the Company to maximize the Company’s ability to deduct performance-based compensation paid to executive officers under other performance-based plans to which Section 162(m) is not applicable. For fiscal year 2009, no bonuses were paid under the Executive Incentive Plan.

Compensation Expense. Effective for fiscal year 2006, the Company began accounting for equity-based awards by recognizing the compensation expense of a stock option award to an employee based on the fair value of the award on the grant date. The Company has determined the fair value of these awards based on the assumptions set forth in Note 14 to our fiscal year 2009 audited financial statements included in our most recent Form 10-K filed on November 23, 2009. Compensation expense of restricted stock and restricted stock unit awards to an employee is based on the stock price at grant date, and deferred cash awards are based on the amount of the award. The compensation expense for stock options, restricted stock, restricted stock units and deferred cash is ratably recognized over the vesting period.

Stock Ownership Program

In December 2004, the Company adopted stock ownership and holding requirements that require senior officers to maintain a minimum equity stake in the Company. The requirements were put into place to strengthen the alignment between the interest of the Company’s senior officers and the interests of its shareholders.

The Company’s band structure sets forth the minimum amount of shares of Company stock an officer must own if designated at or above the fifth band level. These ownership requirements are reviewed and modified, if necessary, by the Company at the beginning of the fiscal year of every even numbered fiscal year or after a significant increase or decrease in the share price. Each person subject to the requirements has five years from the effective date of their current employment contract to achieve these levels of ownership. The levels are set at a dollar amount for each band level and then converted into a set number of shares. The conversion of shares from dollars will be established based on the officer’s most recent employment contract. The conversion of shares from the dollar amount will be based on the closing price of the Company’s stock determined from the contract. Officers that are promoted into new bands will be assigned the appropriate ownership levels based on the new contract and will have five years from the date of their new contract to comply with their new ownership requirements.

If an officer does not comply with the requirements within the stated time period then the officer will not be allowed to sell Company stock; however, such officer (i) may exercise stock options using a “cashless exercise” but will be required to hold all “net profit” shares from the exercise and (ii) may sell shares to pay taxes upon the vesting of restricted shares. The Company has the right to modify the established equity compensation grant guidelines and withhold future grants based on an officer’s non-compliance with the ownership policy.

For purposes of this program, a share of Company stock will be considered owned by an officer if it is granted as a restricted share under an employment contract or owned outright by the officer, the officer’s spouse or child, or in a trust established by the officer or as part of an employee benefit program, including the Employee Stock Purchase Plan. Unexercised stock options and performance shares do not count toward stock ownership requirements.

2010 Employment Contracts for Messrs. Smith and Lochner

Mr. Donnie Smith. On December 16, 2009, the Company entered into a new employment agreement with Mr. Smith in connection with his promotion to President and Chief Executive Officer on November 19, 2009. The term of Mr. Smith’s employment under this employment agreement was effective as of December 16, 2009, and terminates on December 16, 2012, unless terminated prior to such date pursuant to its terms. Mr. Smith’s employment agreement provides for an annual base salary of not less than $900,000. Mr. Smith may also receive awards under the Company’s annual bonus plan in effect during the term of his employment agreement. The amount of any awards under the Company’s annual bonus plan will be mutually agreed to by Mr. Smith and the Company for each fiscal year during the term of Mr. Smith’s employment agreement, and, to the extent required, submitted to the Company’s Compensation Committee for approval. In addition, Mr. Smith may also participate in any benefit programs generally applicable to employees of the Company.

Pursuant to the terms of his employment agreement, Mr. Smith received a restricted stock grant of 118,671 shares of Class A Common Stock, scheduled to vest on December 16, 2012. Mr. Smith’s employment agreement also provides that he is entitled to receive (i) an annual grant of 400,000 options to purchase shares of Class A Common Stock on such dates specified by the Company consistent with the Company’s past practice and (ii) a one-time grant of 282,320 options to purchase Class A Common Stock on the date that is four business days after the Company releases its earnings for its fiscal first quarter of 2010. All of these stock option grants will be subject to the terms and conditions of the Tyson Foods, Inc. 2000 Stock Incentive Plan and issued pursuant to an option grant agreement currently in use by the Company for executives generally. The equity awards are part of the consideration received by Mr. Smith for his agreement to protect confidential information and trade secrets of the Company and abide by a non-competition provision that extends one year after termination of Mr. Smith’s employment. Additionally, the Company will make available to Mr. Smith certain perquisites, including personal use of Company-owned aircraft for up to 50 hours per year during the term of Mr. Smith’s employment agreement. The Company has agreed to reimburse and gross-up any tax liability incurred by Mr. Smith through his use of Company-owned aircraft.

Mr. Smith may terminate his employment under his employment agreement, subject to confidentiality and non-compete obligations contained therein, upon 90 days prior written notice to the Company. The Company has the right to terminate Mr. Smith’s employment agreement at any time upon written notice to Mr. Smith. Any such termination without cause is subject to the Company’s obligation to continue to pay base salary for a period of three years after the date of termination, and the Company will treat Mr. Smith’s stock options and restricted stock as provided in their respective award agreements. If Mr. Smith is terminated without cause, he will not be entitled to any annual bonus award for the year in which he is terminated. If Mr. Smith’s employment is terminated due to death or disability (i) the Company will have no further obligation to pay his salary, (ii) all of his unvested restricted stock and options will immediately vest and (iii) Mr. Smith (in the event of his disability) or his estate (in the event of his death) will receive a prorated bonus for the portion of the time worked during the fiscal year based upon the amount of his prior year’s bonus.

Upon the occurrence of a change in control (as defined in Mr. Smith’s employment agreement), all previously granted restricted stock and stock option awards which are unvested at the time of the change in control will vest 60 days after the change in control event occurs. If Mr. Smith is terminated within that 60-day period following a change in control, all such equity awards will vest immediately.

Mr. James V. Lochner. On December 16, 2009, the Company entered into a new employment agreement with Mr. Lochner in connection with his promotion to Chief Operating Officer on November 19, 2009. The term of Mr. Lochner’s employment under this employment agreement was effective as of December 16, 2009, and terminates on December 16, 2012, unless terminated prior to such date pursuant to its terms. Mr. Lochner’s employment agreement provides for an annual base salary of not less than $900,000. Mr. Lochner may also receive awards under the Company’s annual bonus plan in effect during the term of his employment. The amount of any awards under the Company’s annual bonus plan will be reviewed and approved by the Company’s President and Chief Executive Officer for each fiscal year during the term of Mr. Lochner’s employment agreement, and, to the extent required, submitted to the Company’s Compensation Committee for approval. In addition, Mr. Lochner may also participate in any benefit programs generally applicable to employees of the Company.

Pursuant to the terms of his employment agreement, Mr. Lochner received a restricted stock grant of 77,136 shares of Class A Common Stock, scheduled to vest on December 16, 2012. Mr. Lochner’s employment agreement also provides that he is entitled to receive (i) an annual grant of 325,000 options to purchase shares of Class A Common Stock on such dates specified by the Company consistent with the Company’s past practice and (ii) a one-time grant of 275,000 options to purchase Class A Common Stock on the date that is four business days after the Company releases its earnings for its fiscal first quarter of 2010. All of these stock option grants will be subject to the terms and conditions of the Tyson Foods, Inc. 2000 Stock Incentive Plan and issued pursuant to an option grant agreement currently in use by the Company for executives generally. The equity awards are part of the consideration received by Mr. Lochner for his agreement to protect confidential information and trade secrets of the Company and abide by a non-competition provision that extends one year after termination of Mr. Lochner’s employment. Additionally, the Company will make available to Mr. Lochner certain perquisites, including personal use of Company-owned aircraft for up to 50 hours per year during the term of Mr. Lochner’s employment agreement. The Company has agreed to reimburse and gross-up any tax liability incurred by Mr. Lochner through his use of Company-owned aircraft.

Mr. Lochner may terminate his employment under his employment agreement, subject to confidentiality and non-compete obligations contained therein, upon 90 days prior written notice to the Company. The Company has the right to terminate Mr. Lochner’s employment agreement at any time upon written notice to Mr. Lochner. Any such termination without cause is subject to the Company’s obligation to continue to pay base salary for a period of three years after the date of termination, and the Company will treat Mr. Lochner’s stock options and restricted stock as provided in their respective award agreements. If Mr. Lochner is terminated without cause, he will not be entitled to any annual bonus award for the year in which he is terminated. If Mr. Lochner’s employment is terminated due to death or disability (i) the Company will have no further obligation to pay his salary, (ii) all of his unvested restricted stock and options will immediately vest and (iii) Mr. Lochner (in the event of his disability) or his estate (in the event of his death) will receive a prorated bonus for the portion of the time worked during the fiscal year based upon the amount of his prior year’s bonus.

Upon the occurrence of a change in control (as defined in Mr. Lochner’s employment agreement), all previously granted restricted stock and stock option awards which are unvested at the time of the change in control will vest 60 days after the change in control event occurs. If Mr. Lochner is terminated within that 60-day period following a change in control, all such equity awards will vest immediately.

REPORT OF THE COMPENSATION COMMITTEE

We, the Compensation Committee of the Board of Directors of Tyson Foods, Inc., have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in Tyson Foods, Inc.’s Annual Report on Form 10-K for the fiscal year ended October 3, 2009.

Compensation Committee of the Board of

Directors

Kevin M. McNamara, Chairman

Lloyd V. Hackley

Brad T. Sauer

Robert Thurber

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Years 2009, 2008 and 2007

The table below provides summary information concerning cash and certain other compensation we paid to or accrued for our NEOs during fiscal years 2009, 2008 and 2007.

Name and Principal Position	Year	Salary($)(1)		Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total($)
Leland E. Tollett,	2009	$477,652	(8)	$0	$0	$0	$0	$54	$55,753	$533,459
Interim President and Chief Executive Officer(7)	2008	$0		$0	$0	$0	$0	$112	$207,107	$207,219
	2007	$0		$0	$0	$0	$0	$197	$335,528	$335,725
Dennis Leatherby,	2009	$467,308		$0	$269,379	$48,125	$0	$65,003	$77,251	$927,066
Executive Vice President and Chief Financial Officer	2008	$377,358		$66,000	$125,902	$44,438	$0	$49,736	$68,966	$732,400
	2007	$339,269		$0	$71,923	$38,973	$96,400	$35,211	$53,751	$635,527

Richard A. Greubel, Jr.	2009	$467,308		$0	$275,878	$75,868	$0	$43,811	$83,162	$946,027
Group Vice President and International President	2008	$444,615		$69,000	$234,838	$65,481	$0	$25,375	$113,109	$952,418
	2007	$417,596		$0	$158,150	$20,721	$200,000	$10,240	$126,339	$933,046

James V. Lochner,	2009	$612,692		$0	$322,897	$243,106	$0	$161,618	$626,741	$1,967,054
Sr. Group Vice President, Fresh Meats(7)	2008	$583,673		$92,666	$330,298	$243,022	$0	$237,306	$167,445	$1,654,410
	2007	$562,058		$0	$306,064	$193,385	$295,000	$202,059	$95,751	$1,654,317

Donnie Smith,	2009	$542,308		$0	$59,665	$101,845	$0	$78,946	$80,175	$862,939
Sr. Group Vice President, Poultry and Prepared Foods(7)	2008	$445,154		$65,000	$251,347	$98,141	$0	$70,186	$82,499	$1,012,327
	2007	$428,231		$0	$147,594	$58,159	$188,000	$39,402	$68,171	$929,557

Richard L. Bond,	2009	$932,455	(9)	$0	$3,282,595	$993,235	$0	$168,323	$455,419	$5,832,027
Former President and Chief Executive Officer	2008	$1,251,204		$0	$1,728,200	$3,114,002	$0	$852,908	$916,603	$7,862,917
	2007	$1,198,462		$0	$3,435,550	$2,464,941	$1,743,320	$237,066	$740,486	$9,819,825

(1)	As with other salaried employees, the persons named in the above table received salary and advisory (if applicable) payments bi-weekly. Fiscal year 2009 contained an additional payment date (i.e., 27 rather than 26), and the amounts in this column include this additional payment.
(2)	As further described in the subsection titled “Elements of Compensation—Annual Cash Bonuses” under the “Compensation Discussion and Analysis” section of this Proxy Statement, the amounts reflected in this column are cash bonuses paid to NEOs pursuant to a bonus plan only in effect for fiscal year 2008. Mr. Bond was not eligible to receive any awards pursuant to this bonus plan.
(3)

The amounts in these columns represent the compensation expense we recognized for financial statement reporting purposes during fiscal years 2009, 2008 and 2007 related to awards granted to the NEOs, disregarding potential forfeitures as a result of service-based vesting conditions. The expense relating to stock awards is recognized ratably over the vesting periods of the awards. The expense relating to option awards is based on the grant date fair value of these awards. The Company has determined the fair value of these awards based on the assumptions set forth in Note 14, “Stock-based Compensation” of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended October 3, 2009. All awarded stock options to which the amounts pertain vest in annual increments beginning on the second anniversary of the date of the award and become fully vested after five years. The amounts in these columns include expenses for portions of awards made in years prior to and during fiscal years 2009, 2008 and 2007. For Mr. Bond, the fiscal year 2009 amounts reflect the reversal of the compensation expense for prior years’ stock award and option award compensation expense as a result of the termination of awards pursuant to the terms of his January 16, 2009 agreement with the Company.

(4)	Because no bonuses were paid for fiscal 2009 or 2008 under the Company’s performance-based incentive plans in connection with the achievement of predetermined performance criteria, the amounts reflected in this column represent only cash bonuses paid to NEOs for fiscal 2007 pursuant to such plans. A portion of Mr. Bond’s cash incentive awards for fiscal 2007 was paid pursuant to the Executive Incentive Plan, as described in the subsection titled “Elements of Compensation” of the “Compensation Discussion and Analysis” section in this Proxy Statement. A portion of Messrs. Leatherby, Greubel, Lochner and Smith’s cash incentive awards for fiscal 2007 were paid pursuant to the Earnings-Based Bonus Plan, also as described above. The remainder of each NEO’s fiscal 2007 cash incentive awards was paid pursuant to the Company’s Cost Management Incentive Plan which was established by the Compensation Committee for fiscal 2007 as an incentive to motivate executives towards the achievement of certain cost savings goals.
(5)	The amount reflected in this column for each of the following individuals includes above market earnings for fiscal years 2009, 2008 and 2007, respectively, on nonqualified deferred compensation as follows: Mr. Tollett - $54, $112 and $197; Mr. Leatherby - $1,566, $4,646 and $3,365; Mr. Greubel - $0, $0 and $0; Mr. Lochner - $23,532, $79,989 and $123,195; Mr. Smith - $695, $1,747 and $1,481; and Mr. Bond - $25,776, $94,175 and $42,508. The amount reflected in this column for each of the following individuals also includes the change in pension values for fiscal years 2009, 2008 and 2007, respectively, as follows: Mr. Tollett - $0, $0 and $0; Mr. Leatherby - $63,437, $45,090 and $31,846; Mr. Greubel - $43,811, $25,375 and $10,240; Mr. Lochner - $138,086, $157,317 and $78,864; Mr. Smith - $78,251, $68,439 and $37,921; and Mr. Bond - $142,547, $758,733 and $194,558. For the assumptions used to determine the change in the pension value, see the table titled “SERP Assumptions” in this Proxy Statement.
(6)	The amounts in this column represent the sum of all other compensation and perquisites received by the NEOs in fiscal years 2009, 2008 and 2007, including, without limitation, the following:

Name	Year	Reimbursement of Taxes		Executive Life Insurance	Matching Contribution under the Company’s Employee Stock Purchase Plan	Company Contribution under the Executive Savings Plan	Company Contribution under the Retirement Savings Plan	Perquisites
Leland E. Tollett	2009	$8,126		$0	$11,941	$4,246	$11,050	$20,390	(a)
	2008	$1,865		$0	$4,685	$2,100	$4,396	*
	2007	$1,806		$0	$5,812	$2,250	$9,000	*
Dennis Leatherby	2009	$12,334		$24,539	$11,683	$9,585	$9,800	*
	2008	$10,839		$20,064	$9,434	$8,366	$9,200	$11,063
	2007	$8,872		$17,651	$6,211	$2,383	$9,000	*
Richard A. Greubel, Jr.	2009	$15,450		$27,430	$11,683	$9,219	$9,800	*
	2008	$21,565		$27,430	$11,115	$17,538	$9,200	$26,261
	2007	$15,332		$27,430	$1,654	$0	$0	$81,923
James V. Lochner	2009	$208,338	(b)	$33,094	$13,786	$15,615	$9,800	$346,108	(c)
	2008	$35,815		$33,094	$13,133	$24,132	$9,200	$52,071
	2007	$21,046		$33,094	$9,315	$13,482	$9,000	*
Donnie Smith	2009	$13,096		$22,746	$12,692	$12,431	$9,800	*
	2008	$14,473		$27,295	$5,564	$14,742	$9,200	$11,225
	2007	$13,719		$27,295	$3,946	$4,467	$9,000	*
Richard L. Bond	2009	$110,818		$85,435	$10,927	$30,218	$9,800	$208,221	(d)
	2008	$184,618		$85,435	$31,280	$106,696	$9,200	$499,374
	2007	$202,884		$85,435	$22,289	$38,938	$9,000	$381,940

*	Indicates value less than $10,000.
(a)	For Mr. Tollett, the fiscal year 2009 amount includes, in part, $14,014 for personal use of Company-owned aircraft. The Company also paid premiums for a medical reimbursement plan.

(b)	For Mr. Lochner, this amount includes reimbursement of taxes in the amount of $177,069 related to his relocation expenses.
(c)	For Mr. Lochner, this amount includes, in part, $322,547 for relocation expenses, the primary portion of which related to the loss on the sale of Mr. Lochner’s residence. The Company also provided or made available the following personal benefits to Mr. Lochner: personal use of the Company-owned aircraft and premiums paid for a life insurance plan, a medical reimbursement plan and a long-term disability plan.
(d)	For Mr. Bond, this amount includes, in part, $141,168 for personal use of Company-owned aircraft and $55,544 for an automobile allowance and the transfer of an automobile to him following his January 5, 2009 resignation. The Company also provided or made available the following personal benefits to Mr. Bond: country club dues and premiums for a life insurance plan, a medical reimbursement plan and a long-term disability plan.

The values expressed for personal use of Company-owned aircraft were based on the aggregate incremental cost to the Company using a method that accounts for fuel, maintenance, landing fees, other associated travel costs and charter fees. Mr. Tollett’s use of Company-owned aircraft must be reasonable. All executives’ personal use of Company-owned aircraft must comply with the Company’s then existing aircraft policy and not interfere with the Company’s use of the aircraft. Prior to January 5, 2009, Mr. Bond’s use of Company-owned aircraft had to be reasonable. From January 5, 2009 through January 4, 2012, Mr. Bond’s use is limited to 25 hours per year, and the Company has agreed to reimburse and gross-up any tax liability incurred by Mr. Bond through his use of Company-owned aircraft.

The values of all perquisites are based on the incremental aggregate cost to the Company and are individually quantified only if they exceed the greater of $25,000 or 10% of the total amount of perquisites for such NEO.

The amounts in this column also include premiums paid by the Company for a long-term disability insurance policy for each NEO; however, the amounts for these benefits in amounts less than $10,000 for each are not quantified herein.

(7)	On November 19, 2009, Mr. Tollett stepped down as Interim President and Chief Executive Officer. On the same date, Mr. Smith was appointed President and Chief Executive Officer, and Mr. Lochner was appointed Chief Operating Officer.
(8)	Included in this amount is $31,250 paid by the Company pursuant to an advisory agreement in effect prior to Mr. Tollett’s appointment as Interim President and Chief Executive Officer.
(9)	Included in this amount is $592,498 paid by the Company pursuant to an advisory agreement in effect subsequent to Mr. Bond’s resignation as President and Chief Executive Officer.

Grants of Plan Based Awards During Fiscal Year 2009

The table below provides information on stock options, restricted stock, restricted stock units and equity and cash-based performance awards granted to each of the Company’s NEOs during the fiscal year ended October 3, 2009.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Under- lying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh) (3)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Approval Date	Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
Leland E. Tollett	—	—	—	—	—	—	—	—	—		—	—	—

Dennis Leatherby	9/29/08	9/29/08		$450,000(4)
	9/29/08	11/13/08				5,910	11,820	17,730
	11/14/08	11/13/08									40,000	$4.90	$51,600
Richard A. Greubel, Jr.	9/29/08	9/29/08		$450,000(4)
	9/29/08	11/13/08				9,850	19,700	29,550
	11/14/08	11/13/08									40,000	$4.90	$51,600
James V. Lochner	9/29/08	9/29/08		$649,000(4)
	11/14/08	11/13/08									50,000	$4.90	$64,500
Donnie Smith	9/29/08	9/29/08		$605,000(4)
	9/29/08	11/13/08				9,850	19,700	29,550
	11/14/08	11/13/08									40,000	$4.90	$51,600
	8/10/09	8/10/09							26,330	(5)			$293,966
Richard L. Bond	9/29/08	9/29/08		$6,400,000(6)	$10,000,000(6)
	11/14/08	11/13/08									500,000	$4.90	$645,000

(1)	The amounts in these columns represent the threshold, target and maximum amount of performance shares which would be awarded upon the achievement of specified performance criteria. For a more detailed discussion on performance shares, see the section titled “Compensation Discussion and Analysis” in this Proxy Statement.
(2)	The stock options are nonqualified stock options and expire on November 14, 2018.
(3)	Pursuant to the terms of the Tyson Foods, Inc. 2000 Stock Incentive Plan, the exercise price represents the closing price of our Class A Common Stock on the grant date.
(4)	These awards represent the potential payments under the Company’s Earnings-Based Bonus Plan for performance in fiscal year 2009. No NEO received a payment under the Earnings-Based Bonus Plan for fiscal year 2009. For more detailed information on the Earnings-Based Bonus Plan and potential payments thereunder, see the discussion and tables in the section titled “Compensation Discussion and Analysis” in this Proxy Statement.
(5)	This represents an award of restricted stock in the amount of 26,247 shares, consistent with the Company’s practice of awarding restricted stock when an executive executes an employment contract, which are scheduled to vest on August 10, 2012. Included in this amount is an additional 83 shares paid to Mr. Smith as dividends. NEOs, as well as all other recipients of restricted stock awards, are entitled to dividends on restricted stock. During the restricted period, dividends paid on the restricted stock are used to purchase additional shares of restricted stock pursuant to the provisions of the restricted stock award. These additional shares are then credited to the NEO’s account and are received when and if the award vests.
(6)	These awards represent the target and maximum amounts payable for performance in fiscal year 2009 under the Executive Incentive Plan. Only Mr. Bond participated in this plan in fiscal year 2009 and he did not receive any payment thereunder. For more detailed information on the Executive Incentive Plan and potential payments thereunder, see the discussion and table in the section titled “Compensation Discussion and Analysis” in this Proxy Statement.

Description of Plan Based Awards

Each of the equity awards reported in the “Grants of Plan Based Awards During Fiscal Year 2009” table was granted under the Company’s 2000 Stock Incentive Plan. The non-equity awards were granted under either the Earnings-Based Bonus Plan or the Executive Incentive Plan. Material terms of these plans and more information on plan-based and incentive awards are described in the subsection titled “Elements of Compensation” under the “Compensation Discussion and Analysis” section of this Proxy Statement.

Outstanding Equity Awards at 2009 Fiscal Year-End

The table below provides information on the stock options, restricted stock, restricted stock units and performance share awards held by each of the Company’s NEOs as of October 3, 2009.

	Option Awards							Stock Awards
Name	Grant Date or Performance Period	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Leland E. Tollett	—	—	—		—	—	—	—		—	—		—
Dennis Leatherby	3/29/01	20,000	0			$11.50	3/29/11
	10/15/01	6,000	0			$9.32	10/15/11
	10/10/02	6,000	0			$9.64	10/10/12
	9/19/03	6,000	0			$13.33	9/19/13
	9/29/04	8,000	0			$15.96	9/29/14
	11/12/04							21,861	(1)	$269,328
	11/16/05	4,800	3,200	(2)		$16.35	11/16/15
	11/17/06	3,200	4,800	(3)		$15.37	11/17/16
	11/16/07	0	8,000	(4)		$15.06	11/16/17
	6/6/08							37,357	(5)	$460,238
	6/6/08							4,846	(1)	$59,703
	9/29/08										5,910	(6)	$72,811
	11/14/08	0	40,000	(7)		$4.90	11/14/18
Richard A. Greubel	9/1/06							45,521	(8)	$560,819
	10/2/06										3,148	(9)	$38,783
	11/17/06	8,000	12,000	(3)		$15.37	11/17/16
	5/3/07							4,885	(10)	$60,183
	5/3/07							7,786	(8)	$95,924
	10/1/07										7,002	(11)	$86,265
	11/16/07	0	40,000	(4)		$15.06	11/16/17
	9/29/08										9,850	(6)	$121,352
	11/14/08	0	40,000	(7)		$4.90	11/14/18
James V. Lochner	2/1/00	20,000	0			$6.19	1/31/10
	7/2/01	7,992	0			$10.60	7/1/11
	10/15/01	15,000	0			$9.32	10/15/11
	10/10/02	15,000	0			$9.64	10/10/12
	9/19/03	15,000	0			$13.33	9/19/13
	9/29/04	40,000	0			$15.96	9/29/14
	10/4/04							52,864	(1)	$651,284
	10/3/05							11,725	(12)	$144,452
	10/3/05							7,198	(1)	$88,679
	11/16/05	30,000	20,000	(2)		$16.35	11/16/15
	10/2/06										9,445	(9)	$116,362
	11/17/06	20,000	30,000	(3)		$15.37	11/17/16
	10/1/07										8,403	(11)	$103,525
	11/16/07	0	50,000	(4)		$15.06	11/16/17
	11/14/08	0	50,000	(7)		$4.90	11/14/18
Donnie Smith	10/10/02	1,392	0			$9.64	10/10/12
	9/19/03	2,784	0			$13.33	9/19/13
	9/29/04	6,000	0			$15.96	9/29/14
	11/16/05	6,000	4,000	(2)		$16.35	11/16/15
	10/2/06										3,148	(9)	$38,783
	11/17/06	8,000	12,000	(3)		$15.37	11/17/16
	10/1/07										7,002	(11)	$86,265
	11/16/07	0	40,000	(4)		$15.06	11/16/17
	9/29/08										9,850	(6)	$121,352
	11/14/08	0	40,000	(7)		$4.90	11/14/18
	8/10/09							26,330	(13)	$324,386

	Option Awards							Stock Awards
Name	Grant Date or Performance Period	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard L. Bond(15)	10/8/01	60,000	0			$9.75	10/8/11
	9/30/02	60,000	0			$11.63	9/30/12
	7/29/03	280,000	0			$11.23	7/29/13
	9/19/03	280,000	0			$13.33	9/19/13
	9/29/04	224,000	0			$15.96	9/29/14
	11/16/05	168,000	0			$16.35	11/16/15
	11/17/06	200,000	0			$15.37	11/17/16
	12/19/06							387,765(14)	$4,777,265
	11/16/07	0	500,000	(4)		$15.06	11/16/17
	11/14/08	0	500,000	(7)		$4.90	11/14/18

Some of the footnotes below are applicable to more than one of the NEOs listed above

(1)	These shares vested and were distributed on October 4, 2009.
(2)	50% of these options vested and became exercisable on November 16, 2009. The remaining options vest and become exercisable on November 16, 2010.
(3)	One-third of these options vested and became exercisable on November 17, 2009. The remaining options vest and become exercisable in equal installments on November 17, 2010 and 2011.
(4)	40% of these options vested and became exercisable on November 16, 2009. The remaining options vest and become exercisable in equal installments on November 16, 2010, 2011 and 2012.
(5)	These shares vest and the restrictions lapse on June 6, 2013.
(6)	This represents an award of performance shares that vests on the second business day following the last day of fiscal year 2011 subject to the satisfaction of the applicable performance criteria.
(7)	40% of these options vest and become exercisable on November 14, 2010. The remaining options vest and become exercisable in equal installments on November 14, 2011, 2012 and 2013.
(8)	These shares vest and the restrictions lapse on September 1, 2011.
(9)	This represents an award of performance shares that would have vested on the second business day following the Company’s release of its earnings for the end of fiscal year 2009 had the applicable performance criteria been satisfied. The applicable performance criteria were not satisfied and the shares did not vest.
(10)	These shares vest and the restrictions lapse on May 3, 2012.
(11)	This represents an award of performance shares that vests on the second business day following the last day of fiscal year 2010 subject to the satisfaction of the applicable performance criteria.
(12)	These shares were scheduled to vest on October 3, 2010. In connection with a new employment agreement executed by Mr. Lochner on December 16, 2009, 9,771 of these shares vested on December 16, 2009 and the remainder were canceled.
(13)	These shares were scheduled to vest on August 10, 2012. In connection with a new employment agreement executed by Mr. Smith on December 16, 2009, 2,926 of these shares vested on December 16, 2009 and the remainder were canceled.
(14)	These shares vested and were distributed on October 5, 2009.
(15)	Amounts in this table do not reflect 860,382 restricted stock units held by Mr. Bond which vested on February 12, 2008. The Company issued 860,632 shares of Class A Common Stock to Mr. Bond on October 5, 2009.

Option Exercises and Stock Vested During Fiscal Year 2009

The table below sets forth the number of shares acquired and the value realized upon exercise of stock options and vesting of stock awards during fiscal year 2009 by each of the NEOs.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
Leland E. Tollett	—	—	—	—
Dennis Leatherby	0	0	0	0
Richard A. Greubel, Jr.	0	0	0	0
James V. Lochner	0	0	0	0
Donnie Smith	0	0	41,098	$460,304
Richard L. Bond	0	0	0	0

Pension Benefits for Fiscal Year 2009

The table below provides information concerning retirement plan benefits for each of our NEOs under the SERP. For additional information regarding other benefits provided upon retirement of the NEOs, please refer to the section titled “Potential Payments Upon Termination” in this Proxy Statement.

Name	Plan Name	Numbers of Years of Creditable Service(#)(1)	Present Value of Accumulated Benefit($)(2)	Payments During Last Fiscal Year($)
Leland E. Tollett	Tyson Foods, Inc. SERP	—	—	—
Dennis Leatherby	Tyson Foods, Inc. SERP	10.75	$285,418	0
Richard A. Greubel, Jr.	Tyson Foods, Inc. SERP	3.08	$79,426	0
James V. Lochner	Tyson Foods, Inc. SERP	10.75	$750,043	0
Donnie Smith	Tyson Foods, Inc. SERP	10.75	$363,211	0
Richard L. Bond(3)	Tyson Foods, Inc. SERP	10.00	$2,999,001	0

(1)	The plan considers only a limited number of years of service, as more fully described below. The NEOs’ actual years of service are as follows: Mr. Leatherby -19 years, Mr. Greubel - 3 years, Mr. Lochner - 26 years, Mr. Smith - 28 years and Mr. Bond - 29 years. Given the interim nature of Mr. Tollett’s employment, he was not eligible to participate in the SERP.
(2)	The present value of these benefits is based on the assumptions we use in determining our annual pension expense, as reflected in the table titled “SERP Assumptions” in this Proxy Statement.
(3)	Pursuant to an agreement Mr. Bond and the Company entered into on January 16, 2009, Mr. Bond will begin receiving annual payments of $264,057, less any required tax withholdings, in February 2010. This is the amount Mr. Bond was entitled to receive under the SERP upon his retirement.

Supplemental Executive Retirement and Life Insurance Premium Plan

Pension benefits are offered under the SERP, which is a nonqualified deferred compensation plan providing life insurance protection during employment and a cash benefit at retirement. Contributions to the SERP are made entirely by the Company. The Company does not contribute funds to a trust for the purpose of paying benefits from the plan. This plan is also discussed in the subsection titled “Elements of Compensation—General Benefits” under the “Compensation Discussion and Analysis” section of this Proxy Statement. The Company does not sponsor a tax-qualified pension plan that covers NEOs.

The retirement benefit is a lifetime annuity and the primary formula for calculating such benefit is one percent of a participant’s final average annual compensation multiplied by his or her years of creditable service. Compensation includes cash compensation (salary plus non-equity incentive plan compensation) disclosed in the “Summary Compensation Table for Fiscal Years 2009, 2008 and 2007” in this Proxy Statement, except it is determined on a calendar year basis. The final average annual compensation is the average of the last five completed calendar years’ cash compensation of a participant’s career. Officers prior to 2002 receive an additional one percent of their final five year average annual compensation multiplied by their final five years of creditable service. Creditable service includes completed years and whole months. The normal retirement age under the SERP is 62, but participants may receive a benefit prior thereto, or in certain cases forfeit benefits, as further explained in the subsection titled “Elements of Compensation—General Benefits” under the “Compensation Discussion and Analysis” section of this Proxy Statement.

The present value of accumulated benefits was computed based on the assumptions in the following table, which we used in our year-end pension footnote disclosures in our audited financial statements for fiscal year 2009.

SERP Assumptions

Assumptions as of	September 27, 2008	October 3, 2009
Discount Rate	6.50%	6.00%
Mortality Table for Annuities	RP-2000 Scale AA (2008)	RP-2000 Scale AA (2009)

The following table shows the estimated annual single life annuity payable from the plan upon retirement at age 62, based on the specific compensation and years of service classifications indicated below.

SERP Estimate

Average Compensation	Years of Service
	15	20	25	30	35
$500,000	$75,000	$100,000	$125,000	$150,000	$175,000
$750,000	$112,500	$150,000	$187,500	$225,000	$262,500
$1,000,000	$150,000	$200,000	$250,000	$300,000	$350,000
$1,500,000	$225,000	$300,000	$375,000	$450,000	$525,000
$2,000,000	$300,000	$400,000	$500,000	$600,000	$700,000
$3,000,000	$450,000	$600,000	$750,000	$900,000	$1,050,000
$5,000,000	$750,000	$1,000,000	$1,250,000	$1,500,000	$1,750,000

Nonqualified Deferred Compensation for Fiscal Year 2009

The table below provides information on benefits available to the NEOs for fiscal year 2009 under the Company’s Executive Savings Plan and Retirement Income Plan.

Name	Plan(1)	Executive Contributions in Last Fiscal Year($)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Leland E. Tollett	Executive Savings Plan	0	$4,246	$506	0	$13,185
Dennis Leatherby	Executive Savings Plan	$29,423	$9,585	$13,437	0	$275,743
Richard A. Greubel, Jr.	Executive Savings Plan	$10,385	$9,219	$(448)	0	$64,839
James V. Lochner	Executive Savings Plan	$19,289	$15,615	$7,675	0	$166,540
	Retirement Income Plan	0	0	$189,894	0	$3,607,352
	Total	$19,289	$15,615	$197,569	0	$3,773,892
Donnie Smith	Executive Savings Plan	$19,788	$12,431	$6,006	0	$132,455
Richard L. Bond	Executive Savings Plan	$50,022	$30,218	$104,689	0	$2,020,138
	Retirement Income Plan	0	0	$78,872	$(750,000)	$4,032,985
	Total	$50,022	$30,218	$183,561	$(750,000)	$6,053,123

(1)	As further detailed in the narrative below, all NEOs may participate in the Company’s Executive Savings Plan. As previous executives of IBP, inc., Messrs. Lochner and Bond also have account balances in the Company’s Retirement Income Plan, a deferred compensation plan previously maintained by IBP, inc., as further described below.
(2)	Amounts in this column are included in the NEOs’ compensation reported in the “Summary Compensation Table for Fiscal Years 2009, 2008 and 2007” in this Proxy Statement.
(3)	The above-market portion of these earnings is reported in the “Summary Compensation Table for Fiscal Years 2009, 2008 and 2007” in this Proxy Statement.

Executive Savings Plan

The Company sponsors an Executive Savings Plan available to NEOs and other highly compensated employees of the Company that is intended to provide participants the opportunity to defer up to 100% of their salaries and bonuses in excess of the limits of the Internal Revenue Code imposed on the Retirement Savings Plan (the qualified 401(k) plan). Participants must elect to defer their compensation for a year in the year prior to performing services, and deferral elections are generally irrevocable. The Executive Savings Plan also provides a matching contribution by the Company equal to 100% of the first 3% of base pay contributed, plus 50% of the next 2% contributed which is not otherwise matched under the Company’s Retirement Savings Plan. Bonus deferrals are also matched at the same rates. Participants’ accounts under the Executive Savings Plan are adjusted for investment gains or losses. Participants may elect how their accounts are invested from the investment options available under the Company’s Retirement Savings Plan plus an investment option paying the prime rate as reported in the Wall Street Journal plus two percentage points.

For amounts deferred to the Executive Savings Plan on or after January 1, 2005, and any earnings, gains or losses thereon, the following distribution rules apply. Participants must elect the amount of their deferrals and the time and form of their distributions prior to the year their salaries to be deferred are earned. Participants may elect to receive distributions at termination of employment, in January of a specified calendar year as elected by the participant, or a combination of the foregoing payable on the earliest applicable date. Participants may apply for an earlier distribution on account of an unforeseen emergency, which is limited to an extraordinary and unforeseeable event. Participants may elect the form of their distributions in either a lump sum payment or annual installments payable over a period not to exceed 15 years from the later of the date the participant terminates employment or attains age 62. Changes are permitted to these elections only in accordance with limited rules of the plan. Certain key employees may be required to delay a distribution payable at termination of employment for six months as required by law. Notwithstanding a participant’s distribution election, if a participant dies prior to distribution of the account, the account will be paid to the participant’s designated beneficiary immediately following the participant’s death in five annual installments or in a lump sum if the value of the account does not exceed $50,000 at the time of distribution. If a participant dies after distributions have begun to the participant, the participant’s designated beneficiary receives payment in accordance with the participant’s distribution election. For account balances prior to January 1, 2005 and earnings, gains and losses thereon, the distribution rules described in the section below titled “Retirement Income Plan” apply.

The assets of the Executive Savings Plan, including NEOs’ deferrals, are subject to the claims of our creditors and benefits are paid from the Company’s general assets. We have not established a trust to secure our obligations under the plan; however, a trust which was established to secure our obligations under the Retirement Income Plan described below may be used to satisfy our obligations under this plan once our obligations under the Retirement Income Plan are fully satisfied.

Retirement Income Plan

The Company maintains the Retirement Income Plan, which is a nonqualified deferred compensation plan originally maintained by IBP, inc. The Retirement Income Plan is currently frozen, meaning that no further contributions are permitted to be made to the plan. Prior to being frozen, certain individuals of IBP, inc. could defer their compensation to the Retirement Income Plan and receive matching contributions on their deferrals in excess of limits imposed on qualified plans under the Internal Revenue Code. Accounts under the Retirement Income Plan continue to realize gain or loss. Participants may elect how their accounts are invested from the investment options available under the Company’s Retirement Savings Plan plus an investment option paying the prime rate as reported in the Wall Street Journal plus two percentage points. The Retirement Income Plan will terminate after all distributions from the plan have been made.

A participant is eligible for a distribution from the Retirement Income Plan at termination or, if the participant elects, while in-service or on account of a hardship. In-service distributions requested by June 30 are paid in January of the year following the request. Distributions requested on account of hardship may be requested at anytime and distributed when approved by the plan’s administrative committee. Distributions are made in the form elected by the participant from a lump sum payment or annual or biannual installments payable over a period not to exceed 15 years from the later of the date the participant terminates employment or attains age 62. Notwithstanding the foregoing, a participant’s account will be distributed in a lump sum if it does not exceed $50,000 at the time of distribution. If a participant dies prior to distribution of the account, the account will be paid to the participant’s designated beneficiary in ten annual installments following the later of the year the participant dies or would have attained age 62, in a lump sum if the value of the account does not exceed $50,000 at the time of distribution or as the beneficiary elects from the distribution options available to the participant. If a participant dies after distributions have begun to the participant, the participant’s designated beneficiary receives payment in accordance with the participant’s distribution election.

The assets of the Retirement Income Plan, including NEOs’ deferrals, are subject to the claims of our creditors and benefits are paid from a trust we have established to secure our obligations under the plan.

Supplemental Executive Retirement and Life Insurance Premium Plan

The Company’s SERP is a nonqualified deferred compensation plan. Information on this plan is reported in the section titled “Pension Benefits for Fiscal Year 2009” in this Proxy Statement.

Potential Payments Upon Termination

Mr. Tollett. In the event Mr. Tollett’s employment with the Company is terminated, Mr. Tollett will be entitled to receive (i) a cash lump sum payment in respect of accrued but unused vacation days and base salary earned but not paid and (ii) any amounts due him under the terms of any employee benefit plan or policy maintained generally for management employees as it may exist on his termination. Under Mr. Tollett’s employment contract, if Mr. Tollett’s employment with the Company is terminated prior to expiration of the term of his employment contract by the Company (other than for “cause”), Mr. Tollett and the Company will enter into a consulting agreement for a ten year term. For a description of the terms of the consulting agreement, see the section titled “Employment Contracts” in this Proxy Statement.

If Mr. Tollett’s employment with the Company is terminated for “cause” by the Company, the Company is not obligated to enter into the consulting agreement with Mr. Tollett. For purposes of Mr. Tollett’s employment contract, “cause” means (i) Mr. Tollett engages in misconduct which results in injury to the Company, or (ii) Mr. Tollett is convicted of a felony or job-related misdemeanor. If Mr. Tollett’s employment terminates as a result of his death or disability, the Company will pay to Mr. Tollett (or his estate) the compensation otherwise provided for in the consulting agreement and will continue to provide the insurance benefits described in the consulting agreement to Mr. Tollett and his spouse.

Other NEOs. In fiscal year 2006, the Compensation Committee adopted a severance program for senior officers. The terms of the severance program are reflected in each new employment contract with senior officers executed since adoption of the severance program. The Compensation Committee resolved that the program should also be available to senior officers whose contracts were executed prior to such date, which includes Mr. Lochner, notwithstanding the fact that his employment contract was entered into prior to adoption of the program.

Under the program, in the event the Company terminates the employment of Messrs. Leatherby, Greubel, Lochner or Smith prior to the expiration of their respective terms (other than for “egregious circumstances” or by reason of their death or permanent disability), the Company will continue paying the NEO’s then current base salary for a period of eighteen months. Any stock options or restricted stock awards Messrs. Leatherby, Greubel, Lochner or Smith have held for more than 60% of the vesting period will become 100% vested at the time of such termination. In addition, if on the date of termination the NEO has reached age 55 and the sum of his age and years of service with the Company equals or exceeds 70 (“Rule of 70”), any stock options the NEO has held for at least two years will vest 100% at the time of termination. In the case of restricted stock awards that have been held for less than 60% of the vesting period, a prorated amount of the awards will vest at the time of such termination.

If the employment of Messrs. Leatherby, Greubel, Lochner or Smith terminates because of their death or disability, the NEO (or his estate) will receive a prorated bonus in a lump sum payment for the portion of his time worked during the fiscal year in which his termination occurs based on his bonus received in the fiscal year preceding the year of termination and any unvested options, restricted stock and performance shares (subject to satisfaction of performance criteria) shall vest. If the NEO’s employment terminates for “egregious circumstances” he is not entitled to any of the foregoing benefits and will receive only his accrued but unpaid compensation as of the date of his termination. The term “egregious circumstances” means that the NEO engages in misconduct that results in injury to the Company or is convicted of a job-related felony or misdemeanor.

Messrs. Leatherby, Greubel, Lochner and Smith would have been entitled to the following estimated payments and benefits from the Company if a termination occurred on October 3, 2009 under the following circumstances. In addition, NEOs may be eligible for payment of their accounts under the Company’s qualified retirement plan, employee stock purchase plan and nonqualified plans. For the benefits under these plans, see the sections titled “Compensation Discussion and Analysis,” “Pension Benefits for Fiscal Year 2009” and “Nonqualified Deferred Compensation for Fiscal Year 2009” of this Proxy Statement.

	Leatherby				Greubel
	Termination by Company Without Cause		Termination by Company for Egregious Circumstances	Death or Permanent Disability	Termination by Company Without Cause		Termination by Company for Egregious Circumstances	Death or Permanent Disability
Severance	$675,000	(1)	0	0	$675,000	(1)	0	0
Accrued and Unpaid Vacation	$34,615		$34,615	$34,615	$34,615		$34,615	$34,615
Acceleration of vesting of equity-based compensation awards(2)	$740,887		0	$1,086,068	$941,173		0	$1,013,713
Health Insurance	$21,950	(3)	0	0	$21,950	(3)	0	0
Total	$1,472,452		$34,615	$1,120,683	$1,672,738		$34,615	$1,048,328

	Lochner				Smith
	Termination by Company Without Cause		Termination by Company for Egregious Circumstances	Death or Permanent Disability	Termination by Company Without Cause		Termination by Company for Egregious Circumstances	Death or Permanent Disability
Severance	$885,000	(1)	0	0	$825,000	(1)	0	0
Accrued and Unpaid Vacation	$45,385		$45,385	$45,385	$42,308		$42,308	$42,308
Acceleration of vesting of equity-based compensation awards(2)	$1,255,416		0	$1,255,416	$296,800		0	$621,173
Health Insurance	$17,125	(3)	0	0	$21,950	(3)	0	0
Total	$2,202,926		$45,385	$1,300,801	$1,186,058		$42,308	$663,481

(1)	This amount represents continued payment of the NEO’s base salary for 18 months.
(2)	The amounts in this row represent the value of each NEO’s unvested stock options and restricted stock that are vested on account of a termination, based on our stock price of $12.32 as of the last day of fiscal year 2009. No amount is included for performance shares; however, if performance shares vest in the future pursuant to satisfaction of performance criteria, such shares will be awarded to the NEO or his estate.
(3)	These amounts represent the premiums to continue these NEOs’ coverage under our medical reimbursement and health insurance plans for 18 months following termination.

Potential Payments Upon a Change in Control

Mr. Tollett. Mr. Tollett’s employment contract does not provide for any payments to Mr. Tollett upon a change in control of the Company because of the anticipated short term nature of Mr. Tollett’s employment contract and the corresponding lack of equity-based compensation that normally becomes payable over an extended period.

Other NEOs. Each employment contract entered into between the Company and Messrs. Leatherby, Greubel, Lochner and Smith contains change in control provisions in favor of the NEO. Each of these contracts provides for the acceleration of vesting of the equity-based compensation awards held by such NEOs upon the occurrence of a change of control of the Company. Under the contracts, “change in control” means any one of the following: (1) the acquisition by any individual or entity of the Company’s voting securities where the acquisition causes the individual or entity to own 25 percent or more of the combined voting power of the Company’s then outstanding voting securities entitled to vote in the election of directors; (2) a merger, consolidation, combination or like transaction involving the Company in which the shareholders of the Company immediately prior to the transaction do not own at least 50 percent of the voting power of the issued and outstanding capital stock of the Company immediately after the transaction; (3) the sale or transfer by the Company of more than 50 percent of its assets or by any shareholder or shareholders of the Company of more than 50 percent of the voting power of the issued and outstanding capital stock of the Company in any one transaction or a series of related transactions occurring within a one year period in which the Company, any corporation controlled by the Company or the shareholders of the Company immediately prior to the transaction do not own at least 50 percent of the voting power of the issued and outstanding equity securities of the acquiror immediately after the transaction; (4) a majority of the persons who were members of the Board cease to be directors within any 12-month period; or (5) the dissolution or liquidation of the Company. However, for the purpose of the acceleration of vesting of equity-based compensation awards, a change of control does not include any event as a result of which one or more of the following persons or entities possess, immediately after such event, over 50 percent of the combined voting power of the Company or any successor entity: (i) Don Tyson; (ii) individuals related to Don Tyson by blood, marriage or adoption, or the estate of any such individual; or (iii) any entity in which one or more individuals or estates described in the preceding clauses (i) and (ii) possess over 50 percent of the combined voting power or beneficial interests of such entity. If such a change of control occurs, any stock option, restricted stock or performance stock that have been previously granted to the executive officer will vest (to the extent not already vested) 60 days after the occurrence of the change of control or upon any earlier date after such change of control if the executive officer is terminated other than for “egregious circumstances,” as defined in the NEO’s contract.

Each NEO would have been entitled to the following estimated payments and benefits from the Company or its successor if a change in control occurred on October 3, 2009.

	Leatherby	Greubel	Lochner	Smith
Acceleration of vesting of equity-based compensation awards(1)	$1,231,690	$1,506,513	$1,506,513	$1,113,973
Excise Tax & Gross-Up	0	0	0	0
Total	$1,231,690	$1,506,513	$1,506,513	$1,113,973

(1)	The amounts in this row represent the value of the NEOs’ unvested stock options, restricted stock and performance shares that are vested on account of the change in control, figured based on our stock price of $12.32 as of the last day of fiscal year 2009.

If the Company terminates any NEO following a change in control, the NEO is not entitled to any unique benefit because his termination followed a change in control. Instead, the NEO who is terminated following a change in control receives the termination benefits described above under the section titled “Potential Payments Upon Termination.” The payments available on a change in control are more particularly described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2009

The Board adopted a Director Compensation Policy in 2005 which provides that directors who have been determined by the Board to qualify as independent directors in accordance with NYSE governance rules receive (i) an annual retainer of $70,000 (payable in quarterly installments); (ii) a grant of a deferred stock award for shares of Class A Common Stock having a value of $80,000 on the date of election or re-election as a director at the Annual Meeting of Shareholders, which award does not become payable until 180 days after termination of their service as a director; and (iii) the option to defer any portion of their retainer (which would be credited with interest semi-annually) or to take Class A Common Stock in lieu of the cash retainer. The number of shares received would vary according to the market value of the stock on the payment date of the retainer. Additionally, the Chairperson of the Audit Committee receives an additional $10,000 annual retainer paid in quarterly installments and the Chairpersons of the Governance Committee, the Compensation Committee and the Nominating Committee receive an additional $5,000 annual retainer paid in quarterly installments. The Lead Independent Director receives an additional $25,000 annual retainer paid in quarterly installments. Directors who are also employees or consultants of the Company do not receive any retainer or fee for their service as a director.

The table below summarizes the total compensation earned or paid by the Company to directors who were not executive officers during fiscal year 2009.

Name	Fees earned or paid in cash($)	Stock awards ($)(1)(2)	Option awards ($)(1)(3)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings($)	All other compensation ($)(4)	Total($)
Don Tyson	0	0	0	0	0	$2,124,257	$2,124,257
John Tyson	0	0	$1,907,360	0	0	$992,035	$2,899,395
Lloyd V. Hackley	$75,000	$80,000	$1,342	0	0	0	$156,342
Jim Kever	$105,000	$80,000	$1,342	0	0	0	$186,342
Kevin M. McNamara	$75,000	$80,000	0	0	0	0	$155,000
Brad T. Sauer	$70,000	$53,846	0	0	0	0	$123,846
Jo Ann R. Smith	$75,000	$80,000	$1,342	0	0	0	$156,342
Robert Thurber	$35,000	0	0	0	0	0	$35,000
Barbara A. Tyson	0	0	0	0	0	$14,040	$14,040
Albert C. Zapanta	$70,000	$80,000	0	0	0	$1,250	$151,250

(1)	The amounts in these columns represent the compensation expense we recognized for financial statement reporting purposes during fiscal year 2009 related to awards granted to these directors, disregarding potential forfeitures as a result of service-based vesting conditions. The expense relating to stock awards is recognized ratably over the vesting periods of the awards. The expense relating to option awards is based on the grant date fair value of these awards. The Company has determined the fair value of these awards based on the assumptions set forth in Note 14, “Stock-based Compensation” of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended October 3, 2009.
(2)	As of the last day of fiscal year 2009, outstanding deferred stock awards for the directors were as follows: Dr. Hackley (29,362), Mr. Kever (29,362), Mr. McNamara (14,006), Mr. Sauer (8,317), Ms. Smith (29,362), Mr. Thurber (-0-) and Mr. Zapanta (29,362).
(3)	The Company has not awarded options to Mr. John Tyson since fiscal year 2007 or to nonemployee directors since fiscal year 2004. As of the December 1, 2009, Mr. Tyson held 3,100,000 shares subject to outstanding option awards from previous years, of which 2,800,000 shares are vested, and Dr. Hackley, Mr. Kever and Ms. Smith each held 6,000 shares subject to outstanding option awards from previous years, all of which are vested.

(4)	The amounts in this column represent the sum of perquisites, tax gross-ups and other compensation as more particularly described in this footnote below. These benefits are provided to Mr. Don Tyson, Mr. John Tyson and Ms. Tyson pursuant to their consulting agreements with the Company, which are more fully described in the section below titled “Advisory Contracts.”

•

For Mr. Don Tyson the amount in this column includes, in part, $1,200,000 in advisory fees, $352,968 for personal use of Company-owned aircraft, $222,484 for estate planning fees, $44,926 for life insurance premiums, $30,000 as a matching contribution under the Company’s Employee Stock Purchase Plan and $239,113 for tax reimbursements. This column also includes amounts for personal security, premiums for the Company’s medical reimbursement plan and long-term disability plan, tax preparation fees and event tickets. The value of these perquisites are based on the incremental aggregate cost to the Company and are not individually quantified because none of them individually exceed the greater of $25,000 or 10% of the total amount of perquisites. The value of Mr. Tyson’s use of Company-owned aircraft is determined under the same methodology applied to NEOs as more fully explained in the footnotes to the “Summary Compensation Table for Fiscal Years 2009, 2008 and 2007” in this Proxy Statement.

•

For Mr. John Tyson the amount in this column includes, in part, $311,538 in advisory fees, $203,983 for personal use of Company-owned aircraft, $175,196 for SERP payment, $57,908 for life insurance premiums and $157,424 for tax reimbursements. As with other salaried employees, Mr. Tyson receives payment for advisory fees bi-weekly. Fiscal year 2009 contained an additional payment date (i.e., 27 rather than 26), and the total advisory fees paid to Mr. Tyson include this additional payment. This column also includes amounts for personal security, premiums for the Company’s medical reimbursement plan and long-term disability plan, tax preparation fees, automobile allowance, country club dues, event tickets, a matching contribution under the Company’s Retirement Savings Plan and a matching contribution under the Executive Savings Plan. The value of these perquisites are based on the incremental aggregate cost to the Company and are not individually quantified because none of them individually exceed the greater of $25,000 or 10% of the total amount of perquisites. The value of Mr. Tyson’s use of Company-owned aircraft is determined under the same methodology applied to NEOs as more fully explained in the footnotes to the “Summary Compensation Table for Fiscal Years 2009, 2008 and 2007” in this Proxy Statement.

•

For Ms. Tyson the amount in this column includes $7,477 in advisory fees and $6,376 in premiums for the Company’s medical reimbursement plan. As with other management employees, Ms. Tyson receives payment for advisory fees bi-weekly. Fiscal year 2009 contained an additional payment date (i.e., 27 rather than 26), and the total advisory fees paid to Ms. Tyson include this additional payment. This column also reflects for Ms. Tyson a matching contribution under the Retirement Savings Plan. The value of these benefits are not individually quantified because none of them individually exceed the greater of $25,000 or 10% of the total amount of perquisites.

Advisory Contracts

Don Tyson. The Company and Mr. Don Tyson, former Senior Chairman of the Board, entered into a contract on July 30, 2004 which provides that Mr. Tyson will furnish up to 20 hours per month of advisory services to the Company for a term expiring on October 19, 2011. In consideration for his advisory services, Mr. Tyson will receive $1,200,000 for each year during the term of the contract. Mr. Tyson is also entitled to health insurance and is eligible to participate in any benefit plan or arrangement, including reimbursement of business related expenses, in each case solely to the extent such benefits are generally made available to employees of the Company. Under the terms of the contract, Mr. Tyson will also receive non-cash compensation which includes: (i) personal use of Company aircraft for himself and/or his designated passengers for up to 150 hours per year, so long as such use does not conflict with Company business and is approved in advance by Company senior management, (ii) reimbursement for costs incurred relating to tax and estate planning advice or services from an entity recommended by the Company, (iii) personal use of Company-owned skyboxes and vacation homes at pre-established daily rates to be paid by Mr. Tyson to the Company as reimbursement for such usage, and (iv) up to 1,500 hours per year of security services (which the Company estimates will cost $40 per hour). Mr. Tyson will be reimbursed for any and all tax liability imposed on him in connection with the provision of the non-cash compensation set forth above. As additional consideration for the benefits he will receive under the contract, Mr. Tyson is bound to confidentiality restrictions regarding Company information. In the event of Mr. Tyson’s death, the cash consideration described above will continue to be paid for the remaining term of the contract to the surviving of Mr. Tyson’s three children. The contract will terminate if Mr. Tyson accepts employment with any competitor of the Company.

John Tyson. On September 28, 2007, the Company entered into a contract with Mr. John Tyson. Mr. Tyson’s current contract will expire on September 27, 2017 unless terminated earlier. Mr. Tyson is required to perform certain advisory and limited public relations services not to exceed twenty (20) hours per month, which services are provided in a non-executive officer capacity. The contract provides for a payment of $300,000 per annum to Mr. Tyson. Mr. Tyson is also eligible (i) to participate in any benefit plan or program maintained by the Company other than plans or programs related to Company bonus, equity compensation or long-term disability, (ii) to receive coverage under all employee pension and welfare benefit programs, plans and practices in accordance with the terms thereof and which the Company generally makes available to its most senior officers, (iii) to receive healthcare, hospitalization, medical, long term care, vision, dental, and other similar insurance coverage or benefits at such coverage levels and upon such terms and conditions as shall otherwise be made available to any of the most senior officers of the Company (which includes coverage for his spouse and eligible dependents), and (iv) to receive the following perquisites: reimbursement for annual country club dues; use of, and the payment of all reasonable expenses for, an automobile; reimbursement for reasonable costs incurred for tax and estate planning advice; up to 1,500 hours per year in security services (which the Company estimates will cost $40 per hour); reasonable personal use of the Company-owned aircraft during the term of the contract (limited to 120 hours annually); and reimbursement for the annual premium payment on a $7,500,000 life insurance policy. Unless the contract is terminated by the Company for “Cause” or voluntarily by Mr. Tyson (other than by reason of the Company’s breach of the contract) before the termination or expiration of the term of the contract, the Company will continue to provide health coverage to Mr. Tyson, his spouse and his eligible dependents consistent with the terms of the contract. Mr. Tyson is also eligible to receive benefit payments under the Company’s SERP, which began in April 2008. The annual payments to Mr. Tyson under the SERP are $175,196 (which represents the total grossed-up benefit amount) less any required tax withholdings. In the event of Mr. Tyson’s death during the term of the contract, Mr. Tyson’s estate will receive a single payment equal to the remaining annual payments that would have been made to Mr. Tyson under his contract for the period of time between the date of his death and September 27, 2017, and his spouse and eligible dependents will continue to receive health coverage. In addition, from and after the earlier of the expiration or termination of the contract and the date of Mr. Tyson’s death, upon written notice of Mr. Tyson or his beneficiary(ies) to the Company, the Company will terminate and redeem all outstanding and unexercised stock options (vested and unvested) then held by Mr. Tyson in exchange for a single payment equal to the aggregate difference between (i) the fair market value of the stock represented by such stock options as determined as of the close of the Company’s business on the date of the occurrence of the event giving rise to application and (ii) the strike price for such stock under the applicable stock options. If the contract is terminated by the Company for “Cause” or by Mr. Tyson (other than by reason of the Company’s breach of the contract), the obligations of the Company under the contract will cease.

Barbara A. Tyson. The Company and Ms. Tyson, who retired as a Vice President effective October 1, 2002, entered into an agreement which provides that she will continue to furnish advisory services to the Company for a period of up to ten years following the date of her retirement from employment. In consideration for her advisory services, since October 1, 2002, Ms. Tyson has received annual compensation of $7,200. The agreement also provides for continuation of health benefits. In the event of Ms. Tyson’s death, the above described benefits will cease. No benefits will be payable under the agreement in the event she accepts employment with any competitor of the Company.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended October 3, 2009. The Audit Committee has discussed with Ernst & Young LLP, the independent registered public accounting firm for the Company, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with Ernst & Young LLP that firm’s independence from management and the Company. The Audit Committee has concluded that the provision of all non-audit services rendered by Ernst & Young LLP to the Company for the fiscal years ended October 3, 2009 and September 27, 2008 were compatible with maintaining Ernst & Young LLP’s independence. Based on the review and discussions above, the Audit Committee recommends to the Board the year-end audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2009 for filing with the SEC.

The Board has delegated to the Audit Committee the responsibility to, among other things, (i) oversee and monitor the Company’s financial reporting, auditing and accounting process, (ii) be directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm, (iii) review and oversee the Company’s internal audit department, and (iv) provide an open avenue of communication among the Company’s independent registered public accounting firm, financial and senior management, the internal auditor and the Board. The Audit Committee’s duties and responsibilities are embodied in a written charter, which is evaluated annually. The Audit Committee’s charter was last amended by the Board during fiscal year 2009 and is available on the Company’s Investor Relations website at http://ir.tyson.com or in print to any shareholder who sends a request to Tyson Foods, Inc., Attention: Secretary, 2200 Don Tyson Parkway, Mail Stop CP004, Springdale, AR 72762-6999.

Audit Committee of the Board of Directors

Jim Kever, Chairman

Kevin M. McNamara

Brad T. Sauer

Jo Ann R. Smith

CERTAIN TRANSACTIONS

The following list is a summary of transactions occurring during fiscal year 2009, or that are currently proposed, (i) in which the Company was or is to be a participant, (ii) where the annual amount involved exceeds $120,000, and (iii) in which the Company’s NEOs, directors, nominees, principal shareholders and other related parties had a direct or indirect material interest or which the Company has chosen to voluntarily disclose.

1. During fiscal year 2009, the Company leased certain farms from the following with aggregate lease payments as follows: (i) a partnership of which Mr. John Tyson and the Randal W. Tyson Testamentary Trust are the partners, $191,160 plus $11,527 for property taxes; and (ii) the Tyson Children Partnership, in which the children of Mr. Don Tyson, including Mr. John Tyson, are partners, $166,936 plus $1,704 for property taxes.

2. The Company has an aircraft lease agreement with Tyson Family Aviation, LLC, of which Mr. Don Tyson, Mr. John Tyson and the Randal W. Tyson Testamentary Trust are members, with aggregate lease payments to Tyson Family Aviation, LLC during fiscal year 2009 of $969,000.

3. A subsidiary of the Company, Cobb-Vantress, Inc., leases a breeder hen research and development farm from the Leland E. Tollett Annuity Trust and an entity in which the daughter and son-in-law of Mr. Tollett are owners, with aggregate payments of $561,832 during fiscal year 2009. Also during fiscal year 2009, the Company paid the property taxes pursuant to the lease agreements in the amount of $22,194.

4. The Company has an agreement with an entity of which Mr. Don Tyson is a principal for the lease of a wastewater treatment plant which services the Company’s chicken processing facility in Nashville, Arkansas. Aggregate payments made by the Company during fiscal year 2009 pursuant to such agreement were $750,000 plus $17,519 for property taxes attributable to the treatment plant. The Company also has an agreement with the same entity for the lease of a wastewater treatment plant which services the Company’s chicken processing facility in Springdale, Arkansas. Aggregate payments made by the Company during fiscal year 2009 pursuant to such agreement were $450,000 plus an amount for property taxes; however, for property tax purposes the treatment plant is not segregated from the processing facility and, as such, the amount of property tax attributable to the treatment plant is not known.

5. During fiscal year 2009, the Company paid Kutak Rock LLP approximately $1,860,815 in legal fees. Mr. Bond’s son is a partner in the firm’s northwest Arkansas office and represents the Company on certain litigation matters.

6. During fiscal year 2009, the Company paid 3M Company $1,389,951 for direct purchases of lab-related supplies and materials. Brad T. Sauer, a director of the Company, is the Executive Vice President, Health Care Business for 3M Company.

7. During fiscal year 2009, the Company employed Mr. Tollett’s son-in-law as director of Environmental Health and Safety operations and in that capacity he received salary and other benefits totaling $196,218. He also received a grant of 1,400 stock options.

8. During fiscal year 2009, the Company employed Mr. Bond’s daughter as director of marketing and in that capacity she received salary and other benefits totaling $169,515.

9. During fiscal year 2009, the Company employed Mr. Bond’s son-in-law as a national account executive and in that capacity he received salary and other benefits totaling $122,109. He also received a grant of 600 stock options.

All related party transactions described above, with the exception of the employment of family members described in items 7, 8 and 9 have been reviewed by the Governance Committee, which has determined the transactions are fair to the Company. This review typically entails the receipt of appraisals or other information from independent third parties which are utilized in the Governance Committee’s determination of fairness. The Board does not have a separate written policy regarding the review and approval of related party transactions. However, our Governance Committee charter requires that the Governance Committee review and approve all transactions with related persons as may be required to be disclosed by the rules of the SEC. The Governance Committee is responsible for determining whether such transactions are fair to the Company. Directors and executive officers are specifically asked to disclose such transactions in our annual Directors and Officers Questionnaire.

In addition to the SEC rules regarding related party transactions, the Company has agreed that, in connection with the settlement on April 8, 2008 of certain shareholder litigation styled In re Tyson Foods, Inc. Consolidated Shareholder’s Litigation, it will not engage in any new related party transactions with the Tyson Limited Partnership, Mr. Don Tyson, any spouse, child, grandchild, parent or sibling of Mr. Don Tyson, or any NEO unless prior to entry of any such transaction there has been a unanimous finding by the Governance Committee that either (a) reasonably equivalent transactions on reasonably equivalent terms are not available from third parties who are not related parties, or (b) special or exigent circumstances exist which would not make it practical or desirable under the circumstances to investigate the availability of third party options. These additional requirements do not apply to (a) related party transactions already existing or in place during part or all of calendar year 2007, including but not limited to any related party transaction disclosed in the Company’s Proxy Statement for its annual meeting of shareholders on February 2, 2007, or (b) renewals of any transactions between the Company and any such related parties already existing or in place during part or all of calendar year 2007, including but not limited to any related party transaction disclosed in the Company’s Proxy Statement for its annual meeting of shareholders on February 2, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s directors and executive officers are required to file under the Securities Exchange Act of 1934 reports of ownership and changes of ownership with the SEC.

Based solely on information provided to the Company by individual directors and executive officers, the Company believes that during fiscal year 2009, all filing requirements applicable to directors and executive officers have been complied with in a timely manner except as follows:

Mr. Smith filed a Form 4 late for the purchase of 2,000 shares; Messrs. Bond, Greubel, Craig J. Hart, King, Leatherby, Bernard Leonard, Lochner and Van Bebber each filed a Form 4 late for a grant of options; and Mr. Jeffrey Webster filed a Form 4 late for a grant of restricted stock.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 2011 Annual Meeting of Shareholders (“2011 Annual Meeting”) must be received by the Company’s corporate secretary at the Company’s executive office on or before August 24, 2010 in order to be eligible for inclusion in the Company’s Proxy Statement and form of proxy. To be so included, a proposal must also comply with all applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934.

Additionally, the Company’s by-laws provide that for a shareholder proposal to be brought before and considered at an annual meeting by a shareholder proponent (“Proponent”), such Proponent must provide, deliver or mail notice thereof to the corporate secretary of the Company at the principal executive office of the Company (and the corporate secretary must receive such notice) not less than 75 days nor more than 100 days prior to the date of such annual meeting. For such provision to be effective, the Company must have provided notice to shareholders, or otherwise publicly disclose, the date of the annual meeting at least 85 days in advance thereof. If no notice or public disclosure is made by the Company within that time frame, the Proponent’s notice to be timely received must be received not later than the close of business on the tenth day following the day on which notice of the meeting is actually mailed to shareholders or public disclosure of the meeting date is actually made. The actual date of the Company’s 2011 Annual Meeting has not yet been determined. The Company anticipates that public disclosure of the date of the 2011 Annual Meeting will be made in the Company’s Quarterly Report on Form 10-Q for the third quarter of fiscal year 2010, which report will be filed with the SEC no later than August 12, 2010.

SHAREHOLDER COMMUNICATIONS

Shareholders and other interested parties may direct communications to individual directors, including the Lead Independent Director, a Board committee, the non-management directors as a group or the Board as a whole, by addressing the communication to the named individual, the committee, the non-management directors as a group or the Board as a whole, c/o Tyson Foods, Inc., Attention: Secretary, 2200 Don Tyson Parkway, Springdale, AR 72762-6999.

EXPENSES OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. Solicitations may be made by executive officers, directors and employees of the Company personally or by mail, telephone or other similar means of communication. Solicitation by such persons will be made on a part-time basis and no special compensation other than reimbursement of actual expenses incurred in connection with such solicitation will be paid.

ADDITIONAL INFORMATION AVAILABLE

Upon written request of any shareholder or other interested persons, the Company will furnish a copy of the Company’s 2009 Annual Report on Form 10-K, as filed with the SEC, including the financial statements and schedules thereto. The written request should be sent to the corporate secretary, at the Company’s executive office. The written request must state that as of December 8, 2009, the person making the request was a beneficial owner of capital stock of the Company. In addition, the 2009 Annual Report on Form 10-K, including the financial statements and schedules thereto, are available on the Company’s Investor Relations website at http://ir.tyson.com.

HOUSEHOLDING OF PROXY MATERIALS

The Company has adopted a procedure called “householding,” which the SEC has approved. Under this procedure, the Company is delivering a single copy of the Notice of Internet Availability of Proxy Materials to multiple shareholders who share the same address unless the Company has received contrary instructions from one or more of the shareholders. This procedure reduces the Company’s printing and mailing costs. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards or voting instruction forms. Upon request, the Company will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, this Proxy Statement to any shareholder at a shared address to which the Company delivered a single copy of any of these documents.

If you would like to revoke your consent to householding and in the future receive your own set of proxy materials, or if your household is currently receiving multiple copies of the proxy materials and you would like in the future to receive only a single set of proxy materials at your address, you may be able to do so by contacting the corporate secretary by mail at 2200 Don Tyson Parkway, Springdale, Arkansas 72762-6999, or by calling (479) 290-4524, and providing your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. Shareholders who hold shares in “street name” may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

OTHER MATTERS

So far as is now known, there is no business other than that described above to be presented to the shareholders for action at the Annual Meeting. Should other business come before the Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the persons acting under the proxies.

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING ARE URGED TO VOTE BY INTERNET, TELEPHONE OR MAIL.

By Order of the Board of Directors

R. Read Hudson

Secretary

December 22, 2009

APPENDIX A

TYSON FOODS, INC.

ANNUAL INCENTIVE COMPENSATION PLAN

FOR

SENIOR EXECUTIVE OFFICERS

I. INTRODUCTION

1.1. Purpose. The purpose of this Plan is to recruit and retain highly qualified senior executive officers, to provide incentives to such individuals to attain the goals of Tyson Foods, Inc. (the “Company”) and its Affiliates (as defined below) and to provide such employees with incentive compensation based on the performance of the Company in order to enhance shareholder value. The Plan is designed to ensure that the bonuses paid hereunder to eligible participants, is deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

1.2. Description. This Plan is the means by which the Committee (as defined below) shall determine annual incentive bonuses and effect and implement awards for participating employees hereunder.

II. DEFINITIONS

As used in this Plan, the following terms shall have the following meanings:

“Affiliate” means (a) an entity that directly or through one or more intermediaries is controlled by the Company, and (b) any entity in which the Company has a significant equity interest, as determined by the Company.

“Annual Incentive Bonus” means a bonus payable with respect to a fiscal year of the Company determined in accordance with Article 5 hereof.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board, which shall consist of two or more members of the Board of Directors of the Company, each of whom shall be an “outside director” within the meaning of Section 162(m) of the Code.

“Participant” means a senior executive officer of the Company or any Affiliate meeting the requirements of Article 4 hereof, who is selected to participate in the Plan by the Committee.

“Performance Measures” means the goals established by the Committee under an objective formula or standard pursuant to the Plan. Such goals shall be measured using one or any combination of the following criteria:

(1) earnings per share and/or growth in earnings per share in relation to target objectives, excluding the effect of extraordinary or nonrecurring items;

(2) operating cash flow and/or growth in operating cash flow in relation to target objectives;

(3) cash available in relation to target objectives;

(4) net income and/or growth in net income in relation to target objectives, excluding the effect of extraordinary or nonrecurring items;

(5) revenue and/or growth in revenue in relation to target objectives;

(6) total shareholder return (measured as the total of the appreciation of, and dividends declared on, the Stock) in relation to target objectives;

(7) return on invested capital in relation to target objectives;

(8) return on shareholder equity in relation to target objectives;

(9) return on assets in relation to target objectives;

(10) return on common book equity in relation to target objectives;

(11) operating income in relation to target objectives;

(12) EBIT, EBITDA or EBITDAR or any adjusted version thereof in relation to target objectives;

(13) Company stock price performance as compared against a peer group of companies selected by the Committee; or

(14) any combination of the foregoing.

The Performance Measures (a) shall be established by the Committee no later than the end of the first quarter of the applicable period (or such other time designated by the Internal Revenue Service) and (b) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code.

“Plan” means the Tyson Foods, Inc. Annual Incentive Compensation Plan for Senior Executive Officers, as in effect and as amended from time to time.

III. ADMINISTRATION

The administration and operation of the Plan shall be supervised by the Committee with respect to all matters. The Committee may delegate responsibility for the day-to-day administration and operation of the Plan to such employees of the Company as it shall designate from time-to-time. The Committee shall interpret and construe any and all provisions of the Plan and any determination made by the Committee under the Plan shall be final and conclusive. Neither the Board nor the Committee, nor any member of the Board, nor any employee of the Company shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan (other than acts of willful misconduct) and the members of the Board and the Committee and the employees of the Company shall be entitled to indemnification and reimbursement by the Company to the maximum extent permitted at law in respect of any claim, loss, damage or expense (including counsel’s fees) arising from their acts, omissions and conduct in their official capacity with respect to the Plan. The Plan shall be interpreted in view of the intention that any grant of compensation pursuant to the Plan is intended to qualify as performance-based compensation with the meaning of Code Section 162(m) and the regulations and interpretations promulgated thereunder.

IV. PARTICIPATION

Each employee of the Company or any Affiliate holding a position of Chairman, Chief Executive Officer, President, Chief Operating Officer, Chief Administrative Officer, Chief Financial Officer, or any level of Vice President (or equivalent position at a non-corporate Affiliate) shall be eligible to be a Participant selected by the Committee to receive awards under the Plan.

V. ANNUAL INCENTIVE BONUS

5.1. Establishment of Performance Goals. Within the first ninety (90) days of each fiscal year of the Company, the Committee shall select the Participants eligible to receive an Annual Incentive Bonus under this Plan and establish the Performance Measures and procedure for calculating the amount of the Annual Incentive Bonus for each Participant. In no event shall the amount of the Annual Incentive Bonus payable to any Participant attributable to a fiscal year exceed $10,000,000.

5.2. Determination of Achievement of Performance Measures. The Committee shall certify the level of achievement of the Performance Measures and the maximum Annual Incentive Bonus payable to each Participant as soon as practical after the end of the fiscal year for which the determination is being made. Thereafter, and prior to payment of the Annual Incentive Bonus, the Committee shall determine, based upon overall Company performance, changes in the Company’s structure or operations, and the Participant’s individual performance, whether the maximum Annual Incentive Bonus for each Participant shall be adjusted downward from the amount calculated pursuant to Section 5.1 above; provided, however, that any downward adjustment with respect to one or more Participants shall not serve to increase the eligibility for Annual Incentive Bonus for other Participants.

5.3. Payment of Annual Incentive Bonus.

(a) Unless a Participant’s employment contract with the Company specifies otherwise, as soon as practical after the expiration of each fiscal year of the Company Participants who remained employed on the day bonuses are paid by the Company shall be entitled to receive the Annual Incentive Bonus determined in accordance with this Article 5. Unless a Participant’s employment contract with the Company specifies otherwise, a Participant who during the year died or became disabled, as determined by the Committee in its sole discretion, shall be entitled to a prorated Annual Incentive Bonus based on the number of months and partial months elapsed during such fiscal year. Payment of Annual Incentive Bonuses may be made in cash or in Company Class A common stock, at the discretion of the Company.

(b) To the extent permitted by other benefit plans of the Company, Participants may defer the receipt of all or a portion of their Annual Incentive Bonus otherwise payable under Subsection (a) of this Section.

(c) Before any Annual Incentive Bonus is paid to any Participant, the Committee shall certify in writing that the applicable Performance Measures were in fact satisfied.

5.4. Participants Rights Unsecured. The right of any Participant to receive Annual Incentive Bonus under the Plan shall constitute an unsecured claim against the general assets of the Company.

5.5 Withholding Taxes. The Company shall have the right to deduct from each bonus payment any federal, state and local taxes required by such laws to be withheld with respect to the payment.

5.6 No Other Bonus Awards. Participants shall not be eligible to participate in any other annual bonus program maintained by the Company for those fiscal years during which the Plan continues to be maintained.

VI. GENERAL PROVISIONS

6.1. Amendment and Termination. The Committee may at any time amend, suspend, discontinue or terminate the Plan. No Annual Incentive Bonus shall be paid for any fiscal year if the Plan is terminated prior to the last day of such fiscal year. All determinations concerning the interpretation and application of this Section 6.1 shall be made by the Committee.

6.2. Designation of Beneficiary. Each Participant who defers receipt of all or a portion of any Annual Incentive Bonus under the Plan may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments to be made following the Participant’s death. Such designation may be changed or cancelled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no such spouse shall survive the Participant, the Participant’s estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be made in equal shares, unless the Participant has designated otherwise.

6.3 Adjustment of Performance Measures. The Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting, but only to the extent such adjustment would not cause any portion of the award, upon payment, to be nondeductible pursuant to Section 162(m) of the Code.

6.4. Miscellaneous.

(a) No Right of Continued Employment. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its subsidiaries or Affiliates.

(b) No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any awards made under the Plan. No employee, Participant or other person shall have any claim against the Company or any of its subsidiaries or Affiliates as a result of any such action.

(c) Nonalienation of Benefits. Except as expressly provided herein, no Participant or his beneficiaries shall have the power or right to transfer, anticipate, or otherwise encumber the Participant’s interest under the Plan. The Company’s obligations under this Plan are not assignable or transferable except to a corporation that acquires all or substantially all of the assets of the Company or any corporation into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and his beneficiaries, heirs, executors, administrators or successors in interest.

(d) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(e) Stockholder Approval. The Plan shall be submitted to the stockholders of the Company for their approval before any payments of compensation are made to any Participant. If such approval is not obtained, the Plan shall be deemed null and void and no compensation shall be payable to Participants under the Plan.

(f) Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to the principles of conflict of laws.

(g) Effective Date. The Plan shall be effective beginning with the Company’s 2005 fiscal year.

(h) Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

TYSON FOODS, INC.

Dated:	By:
Title:

Tyson Foods, Inc.

2200 DON TYSON PARKWAY SPRINGDALE, AR 72762-6999

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The proxy card must be received by 11:59 P.M. Eastern Time the day before the meeting date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M18657-P87252 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

TYSON FOODS, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the

The Board of Directors recommends that you vote FOR number(s) of the nominee(s) on the line below. items 1, 2 and 3: Vote on Directors 0 0 0

1. Election of Directors

Nominees:

01) Don Tyson 06) Brad T. Sauer 02) John Tyson 07) Robert Thurber

03) Lloyd V. Hackley 08) Barbara A. Tyson For Against Abstain 04) Jim Kever 09) Albert C. Zapanta 05) Kevin M. McNamara

5. To consider and act upon shareholder proposal 2 regarding 0 0 0 expansion of the Tyson Foods, Inc. sustainability report; and

For Against Abstain For Against Abstain

2. To reapprove the Annual Incentive Compensation Plan 0 0 0 6. To consider and act upon shareholder proposal 3 regarding 0 0 0 for Senior Executive Officers; and use of antibiotics in animal feed.

3. To ratify the selection of PricewaterhouseCoopers LLP 0 0 0 as the Company’s independent registered public The Board of Directors does not have a recommendation accountant for the fiscal year ending October 2, 2010. for voting on item 7:

7. To consider and act upon such other business as may properly come before the Annual Meeting of Shareholders

The Board of Directors recommends you vote AGAINST For Against Abstain or any adjournments or postponements thereof. items 4, 5 and 6:

4. To consider and act upon shareholder proposal 1 regarding a report 0 0 0 on the prevention of runoff and other forms of water pollution;

Authorized Signatures – Sign Here – This section must be completed

For address changes and/or comments, please check this box and write them on 0 for your instructions to be executed. Please sign, date and return this the back where indicated. proxy as soon as possible. (The signature(s) should be exactly as the Please indicate if you plan to attend this meeting. 0 0 name(s) appear(s) hereon. If stock is in the name of (i) two or more persons, each should sign; (ii) a corporation, the president or other authorized officer should sign; or (iii) a partnership, an authorized person should sign in the

Yes No partnership name. Persons signing as attorney, executor, administrator, trustee, guardian or other fiduciary should state their full title.)

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Tyson Foods, Inc.

The Annual Meeting of Shareholders will consist of a business meeting and a brief business and finance report.

The Annual Meeting of Shareholders will be webcast live at 10:00 a.m. CST, Friday, February 5, 2010, and a replay will be available at http://ir.tyson.com. To attend in person at the Holiday Inn Northwest Arkansas Convention Center in Springdale, Arkansas, please contact Tyson Foods Investor Relations for tickets via email at ir@tyson.com or by telephone at 479-290-4524. A ticket is required for entry to the meeting.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

M18658-P87252

The undersigned shareholder(s) of TYSON FOODS, INC. hereby appoint(s) Don Tyson and John Tyson, and each or either of them, the true and lawful agents and attorneys-in-fact for the undersigned, with power of substitution, to attend the meeting and to vote the stock owned by or registered in the name of the undersigned, as instructed on the reverse side, at the Annual Meeting of Shareholders to be held at the Holiday Inn Northwest Arkansas Convention Center, 1500 South 48th St., Springdale, Arkansas, on February 5, 2010, at 10:00 a.m. Central Standard Time, and at any adjournments or postponements thereof, for the transaction of the business listed on the reverse side.

IMPORTANT—PLEASE SIGN AND DATE ON BACK OF CARD. RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE; NO POSTAGE NECESSARY.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)